                                                                       EXHIBIT 2




                              FORMATION AGREEMENT


                                     AMONG


                             HOTEL INVESTORS TRUST


                          HOTEL INVESTORS CORPORATION


                          STARWOOD CAPITAL GROUP, L.P.


                               BERL HOLDINGS L.P.


                   STARWOOD APOLLO HOTEL PARTNERS VIII, L.P.


                    STARWOOD APOLLO HOTEL PARTNERS IX, L.P.


                     STARWOOD NOMURA HOTEL INVESTORS, L.P.


                        STARWOOD\WICHITA INVESTORS, L.P.


                       STARWOOD-HUNTINGTON PARTNERS, L.P.


                                      AND


                           WOODSTAR PARTNERS I, L.P.



                      ____________________________________




                         DATED AS OF NOVEMBER 11, 1994





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                               TABLE OF CONTENTS

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ARTICLE I - FORMATION AND CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 1.1.  Formation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 1.2.  Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 1.3.  Closing Date Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF HIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Section 2.1.  Organization of HIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Section 2.2.  HIT Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Section 2.3.  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Section 2.4.  Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Section 2.5.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 2.6.  Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 2.7.  SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 2.8.  Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 2.9.  No Finder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF HIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Section 3.1.  Organization of HIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Section 3.2.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Section 3.3.  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Section 3.4.  Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Section 3.5.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Section 3.6.  Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Section 3.7.  SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Section 3.8.  Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Section 3.9.  No Finder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE
               STARWOOD PARTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Section 4.1.  Organization of Starwood Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Section 4.2.  Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         Section 4.3.  Investment Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Section 4.4.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Section 4.5.  Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         Section 4.6.  Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         Section 4.7.  Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         Section 4.8.  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         Section 4.9.  No Finder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE V - ACTIONS PRIOR TO THE CLOSING DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         Section 5.1.  Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         Section 5.2.  Action by HIT, HIC, Shareholders of HIT
                           and Stockholders of HIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         Section 5.3.  Board Representation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         Section 5.4.  Investigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         Section 5.5.  Lawsuits, Proceedings, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         Section 5.6.  Conduct of Business by HIT, HIC and
                           Starwood Pending the Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         Section 5.7.  Mutual Cooperation; Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . 22





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         Section 5.8.  No Public Announcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 5.9.  No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 5.10. Gaming Law Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 5.11. Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE VI - ADDITIONAL COVENANTS AND AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 6.1.  Abstentions of Starwood Nominees . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 6.2.  Waiver of Certain Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 6.3.  Further Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 6.4.  Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 6.5. [Intentionally Omitted] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 6.6.  Exclusivity; Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE VII - CONDITIONS PRECEDENT TO OBLIGATIONS OF
                HIT AND HIC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 7.1.  No Misrepresentation or Breach of
                          Covenants and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 7.2.  No Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 7.3.  Opinion of Counsel for Starwood  . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 7.4.  No Injunctions or Restraints.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 7.5.  Necessary Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 7.6.  Necessary Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 7.7.  Transaction Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 7.8.  Shareholder and Stockholder Action . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 7.9.  Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE VIII - CONDITIONS PRECEDENT TO OBLIGATIONS
                 OF THE STARWOOD PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.1.  No Misrepresentation or Breach
                          of Covenants and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.2.  No Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.3.  Opinion of Counsel for HIT and HIC.    . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.4.  No Injunctions or Restraints.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.5.  Necessary Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 8.6.  Necessary Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 8.7.  Transaction Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 8.8.  Shareholder and Stockholder Action . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 8.9.  Partnership Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE IX - INDEMNIFICATION; SURVIVAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 9.1.  Indemnification by HIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 9.2.  Indemnification by HIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 9.3.  Indemnification by the Starwood Parties  . . . . . . . . . . . . . . . . . . . . . .  36
         Section 9.4.  Notice of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 9.5.  Third Party Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 9.6.  Survival of Representations and
                          Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 9.7.  Satisfaction of Indemnification
                          Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 9.8.  Special Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39





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ARTICLE X - TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 10.1.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE XI - OTHER PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 11.1.  Confidential Nature of Information  . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 11.2.  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 11.3.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 11.4.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 11.5.  Partial Invalidity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 11.6.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 11.7.  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 11.8.  Titles and Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 11.9.  Schedules and Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 11.10. Entire Agreement; Amendments
                           and Waivers; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 11.11. Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 11.12. No Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 11.13. The Trust; Starwood General Partners  . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 11.14. Designation of Starwood as
                           Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 11.15. Several Nature of Representations and
                           Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 11.16. Determinations and Interpretations by
                           HIT and HIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 11.17. Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 11.18. Approvals and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 11.19. HIT and HIC Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 11.20. Execution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48


                                                   SCHEDULES TO FORMATION AGREEMENT

Schedule A       Starwood Realty Properties and Liabilities
Schedule B       Starwood Operating Properties and Liabilities


                                                   EXHIBITS TO FORMATION AGREEMENT

Exhibit A        Form of Realty Partnership Agreement
Exhibit B        Form of Operating Partnership Agreement
Exhibit C        Form of Exchange Rights Agreement
Exhibit D        Form of Registration Rights Agreement
Exhibit E        Form of Trust Amendment of HIT
Exhibit F        Form of Charter Amendment of HIC
Exhibit G        Form of Fairness Opinion





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
                              FORMATION AGREEMENT


                 FORMATION AGREEMENT, dated as of November 11, 1994 (this "Agreement"), among Hotel Investors Trust, a real estate investment trust organized under the laws of the State of Maryland ("HIT"), Hotel Investors Corporation, a corporation organized under the laws of the State of Maryland ("HIC"), Starwood Capital Group, L.P., a limited partnership organized under the laws of the State of Delaware ("Starwood"), and the entities listed on the signature pages hereto as Starwood Partners (the "Starwood Partners")(each of the Starwood Partners and Starwood are collectively referred to as the "Starwood Parties"). Unless otherwise indicated, certain terms used herein are used as defined in Section 11.4 hereof.


                             W I T N E S S E T H :

                 WHEREAS, HIT is a Maryland real estate investment trust, the beneficial interest in which on the date hereof is divided into Shares of Beneficial Interest, $1.00 par value (the "Trust Shares"), which are limited to 30,000,000 Trust Shares;

                 WHEREAS, HIC is a Maryland corporation having an authorized capital on the date hereof of 30,000,000 shares of Common Stock, par value $.10 per share (the "Corporation Shares" and, together with the Trust Shares, "Paired Shares"), and 10,000,000 shares of Preferred Stock, par value $1.00 per share;

                 WHEREAS, HIT, and the Starwood Parties desire to, among other things, provide for the formation, capitalization and operation of a limited partnership (the "Realty Partnership") under the Delaware Revised Uniform Limited Partnership Act (the "Delaware RULPA") (through which all future real estate acquisitions of HIT shall be made) on the terms and conditions set forth herein and HIC and the Starwood Parties desire to, among other things, provide for the formation, capitalization and operation of a limited partnership (the "Operating Partnership" and, together with the Realty Partnership, the "Partnerships") under the Delaware RULPA on the terms and conditions set forth herein;

                 WHEREAS, the respective general partners of the Starwood Parties have approved the transactions provided for in this Agreement (except as set forth in Section 11.20) and the Board of Trustees of HIT and the Board of Directors of HIC have approved the transactions provided for in this Agreement and have directed that the reorganization contemplated by this Agreement be submitted for adoption to the shareholders of HIT and the stockholders of HIC, respectively; and

                 WHEREAS, HIT, HIC, and the Starwood Parties desire to make certain representations, warranties and agreements in connection with the transactions contemplated by this Agreement and also to prescribe various conditions to the consummation of such transactions.

                 NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                             FORMATION AND CLOSING

                 Section 1.1. Formation. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.2) (a) HIT and the Starwood Partners shall form the Realty Partnership by executing and delivering the Agreement of Limited Partnership for the Realty Partnership in substantially the form attached to this Agreement as Exhibit A (the "Realty Partnership Agreement") and by executing and filing in the Office of the Secretary of State of the State of Delaware a certificate of limited partnership of the Realty Partnership, (b) HIC, certain subsidiaries of HIC and the Starwood Partners shall form the Operating Partnership by executing and delivering the Agreement of Limited Partnership for the Operating Partnership in substantially the form attached to this Agreement as Exhibit B (the "Operating Partnership Agreement" and, together with the Realty Partnership Agreement, the "Partnership Agreements") and by executing and filing in the Office of the Secretary of State of the State of Delaware a certificate of limited partnership of the Operating Partnership, (c) each of the Starwood Partners hereby agrees to acquire the Units of each of the Partnerships to be acquired by it pursuant to the Partnership Agreements and
(d) HIT, HIC, and the Starwood Parties shall take or cause to be taken all other actions contemplated herein to be taken on the Closing Date.

                 Section 1.2. Closing Date. Upon the terms and subject to the conditions set forth in this Agreement, the transactions contemplated by this Agreement shall be consummated (the "Closing") at 10:00 a.m., local time, on the third business day after the meetings of the shareholders of HIT and the stockholders of HIC provided in Section 5.2, or such other date as may be agreed upon by HIT, HIC and Starwood, at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022, or at such other place or at such other time as shall be agreed upon by HIT, HIC and Starwood (such date and time being herein called the "Closing Date").

                 Section 1.3. Closing Date Deliveries. On the Closing Date, HIT, HIC, and the Starwood Parties, as appropriate, shall execute and deliver or cause the Realty Partnership or the Operating Partnership to execute and deliver the following documents: (a) the Partnership Agreements, (b) a Contribution

Agreement between HIT and the Realty Partnership in a form to be agreed upon between HIT and Starwood and containing terms and conditions consistent with the terms of this Agreement (the "HIT Contribution Agreement"), pursuant to which, among other things, HIT will convey to the Realty Partnership on the Closing Date all of the assets and properties (the "HIT Properties") of HIT, including, without limitation, the notes receivables (the "Notes Receivable") of HIT, and the Realty Partnership will assume all of the liabilities and obligations of HIT (other than the liabilities and obligations of HIT pursuant to this Agreement and the Transaction Agreements (as defined below)), (c) a Contribution Agreement between HIC and the Operating Partnership in a form to be agreed upon between HIC and Starwood and containing terms and conditions consistent with the terms of this Agreement (the "HIC Contribution Agreement"), pursuant to which, among other things, HIC will convey or cause to be conveyed to the Operating Partnership on the Closing Date all of the assets and properties of HIC and of its subsidiaries, other than the capital stock of such subsidiaries (such assets and properties of HIC and its subsidiaries, other than such capital stock, being referred to as the "HIC Properties") (except that the assets and properties of Hotel Investors Corporation of Nevada ("HICN") (such assets and properties of HICN being referred to as the ("HICN Properties") will be conveyed as provided in Section 6.3) and the Operating Partnership will assume all of the liabilities and obligations of HIC and of its subsidiaries (except that the liabilities and obligations of HICN will be assumed as provided in Section 6.3), other than the liabilities and obligations of HIC pursuant to this Agreement and the Transaction Agreements, (d) a Contribution Agreement among Starwood, the Starwood Partners and the Realty Partnership in a form to be agreed upon between HIT and Starwood and containing terms and conditions consistent with the terms of this Agreement (the "Starwood Realty Contribution Agreement"), pursuant to which, among other things, the Starwood Parties will convey to the Realty Partnership on the Closing Date the assets and properties generally described in Schedule A hereto (the "Starwood Realty Properties"), and the Realty Partnership will assume the liabilities and obligations of the Starwood Parties generally described in Schedule A hereto, including the liabilities and obligations encumbering, binding upon or related to the Starwood Realty Assets which are described in the Starwood Realty Contribution Agreement (other than the liabilities and obligations of the Starwood Parties pursuant to this Agreement and the Transaction Agreements),
(e) a Contribution Agreement among Starwood, the Starwood Partners and the Operating Partnership in a form to be agreed upon between HIC and Starwood and containing terms and conditions consistent with the terms of this Agreement (the "Starwood Operating Contribution Agreement"), pursuant to which, among other things, the Starwood Parties will convey to the Operating Partnership on the Closing Date the assets and properties generally described on Schedule B hereto (the "Starwood Operating Properties" and, together with the Starwood Realty Properties, the "Starwood Properties"), and the Operating Partnership will assume the liabilities and obligations of the Starwood Parties generally described on Schedule B hereto, including the liabilities and obligations encumbering, binding upon or related to the Starwood Operating Assets which are described in the Starwood Operating Contribution Agreement (other than the liabilities and obligations of the Starwood Parties pursuant to this Agreement and the Transaction Agreements),
(f) the Exchange Rights Agreement among the Realty Partnership, the Operating Partnership, HIT, HIC and the Starwood Parties in substantially the form attached to this Agreement as Exhibit C (the "Exchange Agreement"), (g) the Registration Rights Agreement among HIT, HIC and Starwood in substantially the form attached to this Agreement as Exhibit D (such agreements referred to in subsections 1.3(a) through 1.3(g) (inclusive) being collectively referred to as the "Transaction Agreements") and (h) all of the documents, instruments and opinions required to be delivered pursuant to Articles VII and VIII or required to be delivered on the Closing Date pursuant to the terms of the Transaction Agreements.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                     OF HIT

                 As an inducement to the Starwood Parties to enter into this Agreement and to consummate the transactions contemplated hereby, HIT represents and warrants to each of the Starwood Parties and each of the Partnerships and agrees as follows:

                 Section 2.1. Organization of HIT. HIT is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland. HIT is duly qualified to transact business and is in good standing in each of the jurisdictions in which the ownership or leasing of the properties used in its business or the conduct of its business requires such qualification (each of which is listed in the HIT Disclosure Schedule), other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect on HIT and its subsidiaries (taken as a whole) or, in addition, after the Closing, on the Realty Partnership and its subsidiaries (taken as a whole). HIT has all requisite trust power and authority to own or lease and operate its properties and to carry on its business as now conducted. HIT has delivered to Starwood complete and correct copies of the Amended and Restated Declaration of Trust (the "Trust Declaration") and Trustees' Regulations (the "Trustees' Regulations") of HIT in each case as amended and in effect on the date hereof.

                 Section 2.2. HIT Subsidiaries. The HIT Disclosure Schedule accurately and completely sets forth as to the only subsidiary of HIT such subsidiary's name, the jurisdiction of its organization or formation and a detailed description of its capital structure which indicates the direct or indirect interest of HIT in such subsidiary. Such subsidiary is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite partnership power and authority to own or lease and operate its properties, and to carry on its business as now conducted. All of the issued and outstanding equity interests in such subsidiary described in the HIT Disclosure Schedule as being owned by HIT are validly issued, fully paid and nonassessable and owned beneficially by HIT, free and clear of any liens or other encumbrances, other than pursuant to the Credit Agreement or as otherwise set forth in the HIT Disclosure Schedule, and there are no options, warrants or other rights to acquire, or agreements or commitments pursuant to which any such subsidiary is obligated to issue sell, purchase or redeem shares of capital stock or other equity interests in such subsidiary.

                 Section 2.3. Capitalization. On the date hereof, the authorized capital of HIT consists of 30,000,000 Trust Shares, of which 12,132,948 shares are validly issued and outstanding and are fully paid and nonassessable and of which none is reserved for any purpose, except for 2,858,005 shares issuable upon exercise of the Trust Warrants, the Trust Lender Warrants and the Trust Options (each as hereinafter defined). HIT has issued warrants (the "Trust Warrants") to purchase up to an aggregate of 1,659,743 Trust Shares pursuant to a warrant agreement dated as of September 16, 1986 and warrants (the "Trust Lender Warrants") to purchase up to an aggregate of 888,762 Trust Shares pursuant to a warrant agreement dated as of January 28, 1993. HIT has delivered to Starwood complete and correct copies of each of such warrant agreements. HIT has granted options to purchase an aggregate of 309,500 Trust Shares ("Trust Options") pursuant to option plans of HIT and HIC. Except for the Trust Warrants, the Trust Lender Warrants and the Trust Options, and except as contemplated by this Agreement, there are no options, warrants or other rights to acquire, or agreements or commitments pursuant to which HIT is obligated to issue, sell, purchase or redeem, shares of capital stock of HIT.

                 Section 2.4. Authority. (a) HIT has full trust power and authority to enter into this Agreement and the other agreements and instruments contemplated by this Agreement to be entered into by HIT and, subject to the approval by the shareholders of HIT of the HIT Shareholder Matters (as defined in Section 5.2), to consummate the transactions contemplated hereby and thereby.

                 (b) The execution, delivery and performance of this Agreement by HIT and the consummation by HIT of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of HIT, subject to the approval by the shareholders of HIT of the HIT Shareholder Matters. This Agreement is, and each other agreement or instrument of HIT contemplated hereby when executed and delivered will be, the legal, valid and binding agreement of HIT, enforceable against HIT in accordance with its respective terms.

                 (c) Neither the execution or delivery of this Agreement by HIT, nor consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by HIT, will (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any encumbrance upon any of the assets of HIT, under the Trust Declaration, the Trustees' Regulations, the Pairing Agreement dated June 25, 1980 (the "Pairing Agreement") between HIT and HIC, or any other instrument, agreement, mortgage, indenture, deed of trust, permit, concession, grant, franchise, license, judgment, order, award, decree or other restriction to which HIT is a party or any of its properties is subject or by which it is bound or any statute, other law or regulatory provision affecting it, (ii) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body, by or on behalf of HIT, or (iii) adversely affect the ability of HIT to elect and qualify to be taxed as a "real estate investment trust", as defined in Section 856 of the Code ("REIT"), for the taxable year ending December 31, 1995 or adversely affect the ability of HIT to retain its status as grandfathered pursuant to Section 132(c) of the Deficit Reduction Act of 1984, except for (A) the applicable requirements of the gaming authorities of the State of Nevada and of the Clark County, Nevada Liquor and Gaming Licensing Board (the "Nevada Gaming Approvals"), (B) the filing of appropriate documents with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (C) the consent of the holders of the indebtedness of HIT (the "Senior Debt") issued pursuant to the Credit Agreement dated as of January 28, 1993, as amended, and related agreements and documents (the "Credit Agreement"), (D) approval by the shareholders of HIT of the HIT Shareholder Matters, (E) those matters set forth in the HIT Disclosure Schedule and (F) such conflicts, breaches, defaults, events, creations, impositions, approvals, consents, declarations, filings or authorizations which would not reasonably be expected to either (x) have a Material Adverse Effect on HIT and its subsidiaries (taken as a whole) or, in addition, after the Closing, on the Realty Partnership and its subsidiaries (taken as a whole) or (y) prevent or hinder the consummation of the transactions contemplated hereby. HIT is grandfathered pursuant to Section 132(c)(3) of the Deficit Reduction Act of 1984.

                 Section 2.5. Litigation. To the knowledge of HIT, except as disclosed in the HIT Disclosure Schedule or in the SEC Documents (as defined in Section 2.7), there are no actions, suits or proceedings or court orders or decrees pending or threatened to which HIT is a party or any of its properties is subject or by which it is bound before or by any court or governmental agency, which if determined adversely to the interests of HIT, would reasonably be expected to either (x) have a Material Adverse Effect on HIT and its subsidiaries (taken as a whole) or, in addition, after the Closing, on the Realty Partnership and its subsidiaries (taken as a whole) or (y) prevent or hinder the consummation of the transactions contemplated hereby.

                 Section 2.6. Certain Matters. (a) To the knowledge of HIT, except as disclosed in the HIT Disclosure Schedule, the SEC Documents, or in reports of consultants or title companies delivered to Starwood prior to the date of this Agreement, there are no structural, mechanical, HVAC, environmental, zoning or title conditions relating to the HIT Properties which would reasonably be expected to have a Material Adverse Effect on HIT and its subsidiaries (taken as a whole) or, in addition, after the Closing, on the Realty Partnership and its subsidiaries (taken as a whole).

                 (b) HIT will be eligible to qualify to elect to be taxed as a REIT for the taxable year ending December 31, 1995.

                 Section 2.7. SEC Documents. HIT has previously delivered or made available to Starwood complete and correct copies of all reports and statements jointly filed by HIT and HIC with the SEC since May 1, 1991 (the "SEC Documents"). As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 Section 2.8. Financial Information. The combined financial statements included in the SEC Documents are correct in all material respects, are in accordance with the books and records of HIT and HIC and present fairly the combined financial position of HIT and HIC as of the respective dates of such financial statements and the combined results of their operations and cash flows for the respective periods covered thereby, in accordance with generally accepted accounting principles.

                 Section 2.9. No Finder. Neither HIT nor any party acting on the behalf of HIT has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement, other than to Salomon Brothers Inc and Smith Barney Inc., whose fees and expenses, to the extent payable, shall be paid by HIT prior to Closing and other than to Merrill Lynch & Co., whose fees and expenses, to the extent payable, shall be paid by HIT and HIC after the Closing.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                     OF HIC

                 As an inducement to the Starwood Parties to enter into this Agreement and to consummate the transactions contemplated hereby, HIC represents and warrants to each of the Starwood Parties and each of the Partnerships and agrees as follows:

                 Section 3.1. Organization of HIC. HIC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. HIC and its subsidiaries are each duly qualified to transact business and are each in good standing in each of the jurisdictions in which the ownership or leasing of the properties used in its business or the conduct of its business requires such qualification (each of which is listed in the HIC Disclosure Schedule), other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect on HIC and its subsidiaries (taken as a whole) or, in addition, after the Closing, on the Operating Partnership and its subsidiaries (taken as a whole). HIC has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. HIC has delivered to Starwood complete and correct copies of the Articles of Incorporation (the "HIC Articles") and by- laws (the "HIC By-laws") of HIC, in each case as amended and in effect on the date hereof.

                 Section 3.2. Subsidiaries. The HIC Disclosure Schedule accurately and completely sets forth as to (a) each subsidiary of HIC which is a corporation, its name, the jurisdiction of its incorporation, the number of shares of its capital stock of each class outstanding and the number of such outstanding shares owned by HIC and its other subsidiaries and (b) as to each subsidiary of HIC which is not a corporation, its name, the jurisdiction of its organization or formation and a detailed description of its capital structure which indicates the direct or indirect interest of HIC in such subsidiary.
Each subsidiary of HIC is a trust, corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as the case may be, and has all requisite trust, corporate or partnership power and authority to own or lease and operate its properties, and to carry on its business as now conducted. All of the issued and outstanding shares of capital stock or other equity interests in each subsidiary of HIC are validly issued, fully paid and nonassessable and owned beneficially by HIC, free and clear of any liens or other encumbrances, other than pursuant to the Credit Agreement or as otherwise set forth in the HIC Disclosure Schedule, and there are no options, warrants or other rights to acquire, or agreements or commitments pursuant to which any such subsidiary is obligated to issue sell, purchase or redeem shares of capital stock or other equity interests in such subsidiary.

                 Section 3.3. Capitalization. On the date hereof, the authorized capital of HIC consists of (a) 30,000,000 Corporation Shares of which 12,132,948 shares are validly issued and outstanding and are fully paid and nonassessable and of which none is reserved for any purpose, except for 2,858,005 shares issuable upon exercise of the Corporation Warrants, the Corporation Lender Warrants and the Corporation Options (each as hereinafter defined), and (b) 10,000,000 shares of preferred stock, par value $1.00 per share, none of which are issued or outstanding or reserved for any purpose.
HIC has issued warrants (the "Corporation Warrants") to purchase up to an aggregate of 1,659,743 Corporation Shares pursuant to a warrant agreement dated as of September 16, 1986 and warrants (the "Corporation Lender Warrants") to purchase up to an aggregate of 888,762 Corporation Shares pursuant to a warrant agreement dated as of January 28, 1993. HIC has delivered to Starwood complete and correct copies of each of such warrant agreements. HIC has granted options to purchase an aggregate of 309,500 (the "Corporation Options") pursuant to option plans of HIT and HIC. Except for the Corporation Warrants, the Corporation Lender Warrants and the Corporation Options, and except as contemplated by this Agreement, there are no options, warrants or other rights to acquire, or agreements or commitments pursuant to which HIC is obligated to issue, sell, purchase or redeem shares of capital stock of HIC.

                 Section 3.4. Authority. (a) HIC has full corporate power and authority to enter into this Agreement and the other agreements and instruments contemplated by this Agreement to be entered into by HIC and, subject to the approval by the stockholders of HIC of the HIC Stockholder Matters (as defined in Section 5.2), to consummate the transactions contemplated hereby and thereby.

                 (b) The execution, delivery and performance of this Agreement by HIC and the consummation by HIC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of HIC, subject to the approval by the stockholders of HIC of the HIC Stockholder Matters. This Agreement is, and each other agreement or instrument of HIC contemplated hereby when executed and delivered will be, the legal, valid and binding agreement of HIC, enforceable against HIC in accordance with its respective terms.

                 (c) Neither the execution or delivery of this Agreement by HIC, nor consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by HIC, will (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any encumbrance upon any of the assets of HIC or any of its subsidiaries, under the HIC Articles, the HIC By-laws, the organizational documents of any subsidiary of HIC, the Pairing Agreement or any other instrument, agreement, mortgage, indenture, deed of trust, permit, concession, grant, franchise, license, judgment, order, award, decree or other restriction to which HIC or any of its subsidiaries is a party or any of their respective properties is subject or by which any of them is bound or any statute, other law or regulatory provision affecting any of them, or (ii) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body, by or on behalf of HIC or any of its subsidiaries, except for (A) the Nevada Gaming Approvals, (B) the filing of appropriate documents with the SEC under the Exchange Act, (C) the consent of the holders of the Senior Debt, (D) approval by the stockholders of HIC of the HIC Stockholder Matters, (E) those matters set forth in the HIC Disclosure Schedule and (F) such conflicts, breaches, defaults, events, creations, impositions, approvals, consents, declarations, filings or authorizations, which would not reasonably be expected to either (x) have a Material Adverse Effect on HIC and its subsidiaries (taken as a whole) or, in addition, after the Closing, on the Operating Partnership and its subsidiaries (taken as a whole) or (y) prevent or hinder the consummation of the transactions contemplated hereby.

                 Section 3.5. Litigation. To the knowledge of HIC, except as disclosed in the HIC Disclosure Schedule or in the SEC Documents, there are no actions, suits or proceedings or court orders or decrees pending or threatened to which HIC is a party or any of its properties is subject or by which it is bound before or by any court or governmental agency, which if determined adversely to the interests of HIC, would reasonably be expected to either (x) have a Material Adverse Effect on HIC and its subsidiaries (taken as a whole) or, in addition, after the Closing, on the Operating Partnership and its subsidiaries (taken as a whole) or (y) prevent or hinder the consummation of the transactions contemplated hereby.

                 Section 3.6. Certain Matters. To the knowledge of HIC, except as disclosed in the SEC Documents, the HIC Disclosure Schedule or in reports of consultants or title companies delivered to Starwood prior to the date of this Agreement, there are no structural, mechanical, HVAC, environmental, zoning or title conditions relating to the HIC Properties which would reasonably be expected to have a Material Adverse Effect on HIC and its subsidiaries (taken as a whole) or, in addition, after the Closing, on the Operating Partnership and its subsidiaries (taken as a whole).

                 Section 3.7. SEC Documents. HIC has previously delivered or made available to Starwood complete and correct copies of the SEC Documents.
As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 Section 3.8. Financial Information. The combined financial statements included in the SEC Documents are correct in all material respects, are in accordance with the books and records of HIT and HIC and present fairly the combined financial position of HIT and HIC as of the respective dates of such financial statements and the combined results of their operations and cash flows for the respective periods covered thereby, in accordance with generally accepted accounting principles.

                 Section 3.9. No Finder. Neither HIC nor any party acting on the behalf of HIC has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement, other than to Salomon Brothers Inc and Smith Barney Inc., whose fees and expenses, to the extent payable, shall be paid by HIC prior to the Closing and other than to Merrill Lynch & Co., whose fees and expenses, to the extent payable, shall be paid by HIT and HIC after the Closing.


                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                              THE STARWOOD PARTIES

                 As an inducement to each of HIT and HIC to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Starwood Parties severally and not jointly represents and warrants to each of HIT and HIC and each of the Partnerships and agrees as follows:

                 Section 4.1. Organization of Starwood Parties. Such Starwood Party is a limited partnership duly formed, validly existing and in good standing as a limited partnership under the Delaware RULPA. Such Starwood Party is duly qualified to transact business and is in good standing in each of the jurisdictions in which the ownership or leasing of the properties used in its business or the conduct of its business requires such qualification (each of which is listed in the Starwood Disclosure Schedule), other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material

Adverse Effect on the Starwood Properties (taken as a whole) or, in addition, after the Closing, on the Realty Partnership and its subsidiaries (taken as a whole) or the Operating Partnership and its subsidiaries (taken as a whole). Such Starwood Party has all requisite partnership power and authority to own or lease and operate its properties and to carry on its business as now conducted.


                 Section 4.2. Authority. (a) Such Starwood Party has full partnership power and authority to enter into this Agreement and the other agreements and instruments contemplated by this Agreement to be entered into by it and to consummate the transactions contemplated hereby and thereby.

                 (b) The execution, delivery and performance of this Agreement by such Starwood Party and the consummation by such Starwood Party of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of such Starwood Party and its partners. This Agreement is, and each other agreement or instrument of such Starwood Party contemplated hereby when executed and delivered will be, the legal, valid and binding agreement of such Starwood Party, enforceable against such Starwood Party in accordance with its respective terms.

                 (c) Neither the execution and delivery of this Agreement by such Starwood Party nor consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by such Starwood Party will (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any encumbrance upon any of the Starwood Properties under the agreement of limited partnership or other organizational document of such Starwood Party (or, if such Starwood Party has any subsidiaries, the organizational documents of such subsidiaries), any instrument, agreement, mortgage, indenture, deed of trust, permit, concession, grant, franchise, license, judgment, order, award, decree or other restriction to which such Starwood Party or any of its subsidiaries is a party or any of their respective properties is subject or by which any of them is bound or any statute, other law or regulatory provision affecting any of them, or (ii) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body, by or on behalf of such Starwood Party or any of its subsidiaries, except for (A) the Nevada Gaming Approvals, (B) those matters set forth in the Starwood Disclosure Schedule and (C) such conflicts, breaches, defaults, events, creations, impositions, approvals, consents, declarations, filings or authorizations which would not reasonably be expected to either

(x) have a Material Adverse Effect on the Starwood Properties (taken as a whole) or, in addition, after the Closing, on the Realty Partnership and its subsidiaries (taken as a whole) or the Operating Partnership and its subsidiaries (taken as a whole) or (y) prevent or hinder the consummation of the transactions contemplated hereby.

                 Section 4.3. Investment Representations. Such Starwood Party is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"), and (except for Woodstar Partners I, L.P.) was not organized for the purpose of acquiring limited partnership interests in the Realty Partnership or the Operating Partnership. Such Starwood Party has sufficient knowledge and experience in financial and business matters and in investing in entities similar to the Realty Partnership and the Operating Partnership so as to be able to evaluate the risks and merits of its investment in the Realty Partnership and the Operating Partnership and it is able financially to bear the risks thereof. Such Starwood Party has had an opportunity to discuss the business, management and financial affairs of HIT, HIC and the Realty Partnership and the Operating Partnership with the management of HIT and HIC. The limited partnership interests in the Realty Partnership and the Operating Partnership are being acquired by such Starwood Party for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Such Starwood Party understands that (i) the limited partnership interests in the Realty Partnership and the Operating Partnership have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, and (ii) such interests and, upon any issuance of Trust Shares and Corporation Shares pursuant to the Exchange Agreement, such Trust Shares and Corporation Shares must be held indefinitely unless such Shares are registered upon receipt thereof, or unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.

                 Section 4.4. Litigation. To the knowledge of such Starwood Party, except as disclosed in the Starwood Disclosure Schedule, there are no actions, suits or proceedings or court orders or decrees pending or threatened to which such Starwood Party is a party or any of its properties is subject or by which it is bound before or by any court or governmental agency, which if determined adversely to the interests of such Starwood Party, would reasonably be expected to either (x) have a Material Adverse Effect on the Starwood Properties (taken as a whole) or, in addition, after the Closing, on the Realty Partnership and its subsidiaries (taken as a whole) or the Operating Partnership and its subsidiaries (taken as a whole), or (y) prevent or hinder the consummation of the transactions contemplated hereby.

                 Section 4.5. Certain Matters. To the knowledge of such Starwood Party, except as disclosed in the Starwood Disclosure Schedule, or in reports of consultants or title companies delivered to HIT or HIC prior to the date of this Agreement, there are no structural, mechanical, HVAC, environmental, zoning or title conditions relating to (a) the Starwood Realty Properties to be contributed by such Starwood Party, which would reasonably be expected to have a Material Adverse Effect on the Starwood Realty Properties (taken as a whole) or, in addition, after the Closing, on the Realty Partnership and its subsidiaries (taken as a whole) or (b) the Starwood Operating Properties to be contributed by such Starwood Party, which would reasonably be expected to have a Material Adverse Effect on the Starwood Operating Properties (taken as a whole) or, in addition, after the Closing, on the Operating Partnership and its subsidiaries (taken as a whole).

                 Section 4.6. Proxy Statement. Except for the financial statements described in Section 4.7, none of the information supplied or to be supplied by such Starwood Party or any of its representatives for inclusion in the Proxy Statement (as defined in Section 5.1) will, at the time of the mailing of the Proxy Statement to the shareholders of HIT and the stockholders of HIC and at the time of the meetings of such shareholders and stockholders referred to in Section 5.2, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. Prior to the mailing of the Proxy Statement, HIT, HIC and the Starwood Parties shall enter into a letter agreement specifying those portions of the Proxy Statement which were supplied by the Starwood Parties (the "Proxy Statement Letter").

                 Section 4.7. Financial Statements. The income statements, statements of cash flows and other financial statements supplied by such Starwood Party to be included in the Proxy Statement or used in preparing financial statements to be included in the Proxy Statement are (to the knowledge of such Starwood Party) correct in all material respects, are in accordance with the books and records of such Starwood Party and present fairly the financial position and results of operations and cash flows of the respective properties covered thereby as of their respective dates and for the respective periods covered thereby, in accordance with generally accepted accounting principles.

                 Section 4.8. Employee Benefit Plans. Such Starwood Party is not (1) an "employee benefit plan" as defined in and subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), (2) a "plan" as defined in and subject to

Section 4975 of the Code or (3) an entity any portion or all of the assets of which are deemed pursuant to United States Department of Labor Regulation
Section 2510.3-101 or otherwise pursuant to ERISA to be, for any purpose of ERISA or Section 4975 of the Code, assets of any "employee benefit plan" or "plan" described in clause (1) or (2) above which invests in such entity by virtue of such investment.

                 Section 4.9. No Finder. Neither such Starwood Party nor any party acting on its behalf has paid or become obligated to pay any fee or any commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement, other than to Merrill Lynch & Co., whose fees and expenses, to the extent payable, shall be paid by HIT and HIC after the Closing.


                                   ARTICLE V

                       ACTIONS PRIOR TO THE CLOSING DATE

                 HIT, HIC, and the Starwood Parties (severally and not jointly) covenant and agree to take the following respective actions between the date hereof and the Closing Date:

                 Section 5.1. Proxy Statement. HIT and HIC have prepared and filed with the SEC a joint proxy statement to solicit proxies in connection with the meetings of the shareholders of HIT and the stockholders of HIC referred to in Section 5.2 (the form of such joint proxy statement, together with any amendments thereof or supplements thereto, mailed to the shareholders of HIT and the stockholders of HIC in connection with such meetings is herein referred to as the "Proxy Statement"). HIT and HIC will cause the Proxy Statement to comply as to form in all material respects with the applicable requirements of the Exchange Act and the respective rules and regulations thereunder and will cause the Proxy Statement, at the time of its mailing or delivery to the shareholders of HIT and the stockholders of HIC and at the time of the meetings referred to above, to not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by HIT or HIC in reliance upon and in conformity with information concerning any Starwood Party and their respective affiliates or representatives furnished to HIT or HIC by a Starwood Party or its affiliates or representatives for inclusion in the Proxy Statement, as set forth in the Proxy Statement Letter. Each Starwood Party shall, and shall cause its affiliates and representatives to, furnish HIT and HIC all information concerning itself and the Starwood Properties to be contributed by it and required for use in the Proxy Statement, including, without limitation, audited and unaudited financial statements with respect to the Starwood Realty Properties contributed by it and required to be included in the Proxy Statement or which are necessary to prepare pro forma financial statements and information to be included in the Proxy Statement.
If, at any time prior to the Closing Date, any event should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, HIT and HIC will cause such event to be so described, and such amendment shall be promptly filed with the SEC and, as required by law, disseminated to any shareholders of HIT or any stockholders of HIC. Each of the Starwood Parties will cooperate fully in connection with such amendment or supplement, including supplying any and all information with respect to such Starwood Party (or its affiliates and representatives) and the Starwood Properties to be contributed by it which is necessary to prepare any such amendment or supplement.

                 Section 5.2. Action by HIT, HIC, Shareholders of HIT and Stockholders of HIC. HIT shall, as soon as practicable after the Proxy Statement shall be cleared by the SEC, duly call, give notice of, convene and hold a meeting of the shareholders of HIT for the purpose of electing trustees to the Board of Trustees (including the three nominees designated by Starwood pursuant to Section 5.3) of HIT and approving (i) HIT becoming the general partner of the Realty Partnership and the contribution to the Realty Partnership of the HIT Properties, (ii) the issuance of Trust Shares pursuant to the Exchange Agreement, (iii) the authorization of a reverse stock split of Trust Shares, (iv) the amendment to the Trust Declaration substantially in the form attached to this Agreement as Exhibit E, and (v) any other matter required to be approved by such shareholders pursuant to this Agreement and the transactions contemplated hereby (collectively, together with the election to the Board of Trustees of the three nominees designated by Starwood pursuant to
Section 5.3, the "HIT Shareholder Matters"). HIC shall, as soon as practicable after such clearance, duly call, give notice of, convene and hold a meeting of the stockholders of HIC for the purpose of electing directors to the Board of Directors of HIC (including the two nominees designated by Starwood pursuant to Section 5.3) and approving (i) HIC becoming the general partner of the Operating Partnership and the contribution to the Operating Partnership of the HIC Properties, (ii) the issuance of Corporation Shares pursuant to the Exchange Agreement, (iii) the authorization of a reverse stock split of Corporation Shares, (iv) the amendment to the HIC Articles in the form attached to this Agreement as Exhibit F, and (v) any other matter required to be approved by such stockholders pursuant to this Agreement and the transactions contemplated hereby (collectively, together with the election to the Board of Directors of the two nominees designated by Starwood pursuant to Section 5.3, the "HIC Stockholder Matters"). Subject to the fiduciary duties of the Board of Trustees of HIT under applicable law and to the last sentence of this
Section 5.2, the

Board of Trustees of HIT will recommend to its shareholders approval of the HIT Shareholder Matters. Subject to the fiduciary duties of the Board of Directors of HIC under applicable law and to the last sentence of this Section 5.2, the Board of Directors of HIC will recommend to its stockholders approval of the HIC Shareholder Matters. Each of the Board of Trustees of HIT or the Board of Directors of HIC may at any time prior to the Closing Date withdraw, modify or change any recommendation regarding the HIT Shareholder Matters, the HIC Stockholder Matters, this Agreement or the transactions contemplated hereby or recommend and declare advisable any other offer, proposal or transaction if in any such case it determines upon advice of legal counsel that the failure to so withdraw, modify or change such recommendation could reasonably be expected to involve it in a breach of fiduciary duties under applicable law.

                 Section 5.3. Board Representation. HIT shall cause the Board of Trustees of HIT to consist of five trustees and Starwood will be entitled to designate three individuals to be nominated in the Proxy Statement by the Board of Trustees of HIT (the "Starwood HIT Nominees"), such nominees to take office effective upon their election at the meeting of shareholders of HIT referred to in Section 5.2. HIC shall, effective upon the receipt of necessary Nevada Gaming Approvals or such time as such Nevada Gaming Approvals are no longer required, cause the Board of Directors of HIC to consist of three directors and Starwood will be entitled to designate two individuals to be nominated in the Proxy Statement by the Board of Directors of HIC (the "Starwood HIC Nominees"), such nominees to take office as directors upon receipt of such Nevada Gaming Approvals or such time as such Nevada Gaming Approvals are no longer required. One of the Starwood HIT Nominees shall be nominated to each of the classes of trustees whose terms expire at the annual shareholder meetings of HIT to be held in 1995, 1996 and 1997. One of the Starwood HIC Nominees shall be nominated to each of the classes of directors whose terms expire at the annual stockholders meetings of HIC to be held in 1996 and 1997.

                 Section 5.4. Investigation. Each of the parties hereto shall afford to the officers, employees and authorized representatives of each other party hereto (including, without limitation, independent public accountants, attorneys, environmental consultants and financial advisors thereof), reasonable access during normal business hours to its offices, properties, employees and business and financial records to the extent such party shall deem necessary or desirable, and shall furnish to each such other party or such other party's authorized representatives such additional information concerning the operations, properties and businesses as may be reasonably requested in writing, to enable such party or such party's authorized representatives to verify the accuracy of the representations and warranties contained in this Agreement, and to determine whether the conditions set forth in Articles VII and VIII have been satisfied. Each of the parties hereto agrees that such investigations shall be conducted in such manner as not to interfere unreasonably with the operation of the business of any other party. No investigation made by any party or such party's authorized representatives hereunder shall affect the representations and warranties of the parties hereunder.

                 Section 5.5. Lawsuits, Proceedings, Etc. Each party hereto shall notify each of the other parties hereto promptly upon becoming aware of any lawsuit, proceeding, claim or investigation that may be threatened, brought, asserted or commenced against it (a) involving in any way the transactions contemplated by this Agreement or (b) that would have been listed or specified as an exception to Sections 2.5, 3.5 or 4.4, as the case may be, if such lawsuit, proceeding, claim or investigation had arisen prior to the date hereof.

                 Section 5.6. Conduct of Business by HIT, HIC and Starwood Pending the Closing. (a) During the period from the date of this Agreement through the Closing Date, except as expressly contemplated by this Agreement,
(i) HIT shall carry on its business with respect to the HIT Properties in, and not enter into any material transaction with respect to the HIT Properties other than in accordance with, the ordinary course, (ii) HIC shall carry on its business with respect to the HIC Properties in, and not enter into any material transaction with respect to the HIC Properties other than in accordance with, the ordinary course, and (iii) each of the Starwood Parties shall carry on its business with respect to the Starwood Properties to be contributed by it in, and not enter into any material transaction with respect to such Starwood Properties other than in accordance with, the ordinary course (except, in each case, with respect to HIT or HIC, with the prior written consent of Starwood and except, in each case with respect to the Starwood Parties, with the prior written consent of HIT and HIC).

                 (b) Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement, during the period from the date of this Agreement through the Closing Date, neither HIT nor HIC shall, without the prior written consent of Starwood (not to be unreasonably withheld):

                 (i) take any action that would cause HIT to fail to be eligible to elect and qualify to be taxed as a REIT, for its taxable year ending December 31, 1995, or omit to take any action necessary to cause HIT to be eligible to elect and qualify to be taxed as a REIT for such taxable year;

                (ii) voluntarily sell, transfer or dispose of any real property or any other material portion of the HIT Properties or of the Notes Receivable or of the HIC Properties, except pursuant to the provisions of Section 11.2(c) and except for sales of the following assets at any time prior to Closing on the following terms, which terms are hereby deemed to be approved by
         Starwood: (A) sale of the Jacksonville Holiday Inn for a sales price of $3,600,000 (prior to deductions for commissions and other closing costs), payable $800,000 cash at closing and the balance in the form of a secured Note Receivable on the Applicable Terms (for purposes of this Section 5.6, "Applicable Terms" shall mean a 9% per annum interest rate, a 30-year amortization schedule and a seven year term);
         (B) sale of the Newport Richey Sheraton and the Brunswick Holiday Inn for an aggregate sales price of $4,300,00 (prior to deductions for commissions and other closing costs), payable $1,230,000 cash at closing and the balance in the form of a secured Note Receivable on the Applicable Terms; and (C) sale of the Fayetteville Ramada for a sales price of $1,000,000 (prior to deductions for commissions and other closing costs), payable $250,000 cash at closing and the balance in the form of a secured Note Receivable on the Applicable Terms;

            (iii) refinance any of the HIT Properties, the Notes Receivable or the HIC Properties (other than in the ordinary course of business) except for refinancings necessary to meet "balloon" payments on maturing debt with respect to assets being refinanced; provided that prior to effecting any such proposed refinancing HIT and HIC will offer to Starwood the opportunity to provide such refinancing on terms no less favorable to HIT and HIC than the terms of such proposed refinancing, and if Starwood does not agree to provide such refinancing on such terms within five business days of such offer, HIT and HIC shall be free to effect such proposed refinancing on such terms;

             (iv) incur any costs or expenses that are not in accordance with capital or operating budgets for the periods in question that have been approved in writing by Starwood; provided, however, that such approval shall not be required for non-budgeted costs or expenses (A) that are non-discretionary in nature, (B) that are in the nature of emergency expenditures necessary for the preservation of property or protection of public safety or which are in the nature of enforcement costs or protective advances with respect to the Notes Receivable, (C) that are discretionary and that do not exceed, in the aggregate, 10% of the total of the applicable budget for the period from the date hereof through Closing or (D) that constitute reasonable out-of-pocket costs and expenses paid to third parties in connection with the transactions contemplated by this Agreement;

             (v) incur any unsecured debt or lease obligations or purchase money financing obligations, other than, in each case, in the ordinary course of business (for example, trade payables) or pursuant to a foreclosure under Notes Receivable;

             (vi) acquire any additional real estate or other assets (other than receipt of cash or investments of cash in cash- equivalents and other than receipt of Notes Receivable in connection with permitted sales of assets and other than pursuant to a foreclosure under Notes Receivable);

            (vii) enter into any contracts or agreements or terminate any existing contracts or agreements other than in the ordinary course of business (other than pursuant to a foreclosure under Notes Receivable);

           (viii) issue or enter into any executory agreement to issue any new debt securities other than modifications and amendments to the Senior Debt and debt securities issued (A) under terms which would not prevent HIT and HIC from performing any of their respective duties or obligations under this Agreement and (B) the proceeds of which are used by HIT or HIC to meet scheduled amortization payments on their respective debt obligations, including, without limitation, "balloon" payments, or to fund expenditures incurred in the ordinary course of business; provided, however, that prior to any such proposed issuance HIT and HIC will offer to Starwood (or its designee) the opportunity to purchase all or any portion of such issuance (subject to their or their designees' compliance with the REIT Requirements and any necessary Nevada Gaming Approvals) on terms no less favorable to HIT and HIC than the terms of such proposed issuance, and if Starwood does not agree to purchase such issuance on such terms within five business days of such offer, HIT and HIC shall be free to effect such proposed issuance on such terms;

             (ix) issue or enter into any executory agreement to issue any new equity securities other than (A)(1) common shares issued in replacement of lost, stolen or transferred outstanding shares, (2) common shares to be issued upon exercise of options or warrants outstanding prior to June 1, 1994 and referenced in public filings prior to such date or (3) common shares to be issued upon exercise of options to purchase up to 100,000 paired shares which may be issued to directors and key employees of HIC or trustees or key employees of HIT at exercise prices no less than then current market prices at the time such options are issued or (B) common shares of equal priority with shares to be issued pursuant to the Exchange Agreement, issued under terms which would not prevent HIT and HIC from performing any of their respective duties or obligations under this Agreement and the proceeds of which issuance are utilized for purposes described in clause (B) of the immediately preceding paragraph (viii); provided, however, that prior to any such issuance HIT and HIC will offer to Starwood (or its designee) the opportunity to purchase all or any portion of such issuance (subject to their or their designees' compliance with the REIT Requirements and any necessary Nevada Gaming Approvals) on terms no less favorable to HIT and HIC than the terms of such proposed issuance, and if Starwood does not agree to purchase such issuance on such terms within five business days of such offer, HIT and HIC shall be free to effect such issuances on such terms; or

                 (x) declare and pay any dividends or make other distributions to holders of Paired Shares or repay indebtedness except pursuant to the terms of such indebtedness.

                 (c) Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, during the period from the date of this Agreement through the Closing Date, none of the Starwood Parties shall, without the prior written consent of HIT and HIC (not to be unreasonably withheld):

                 (i) voluntarily sell, transfer or dispose of any portion to the Starwood Realty Properties or the Starwood Operating Properties;

                (ii) refinance any of the Harvey Debt (as defined in the Starwood Realty Contribution Agreement) unless such refinancing is on terms which would be no less favorable to the Realty Partnership following contribution of the Harvey Hotels Notes (as defined in the Starwood Realty Contribution Agreement) and the Realty Partnership's assumption of such debt than the terms of the existing Harvey Debt;

               (iii) incur any costs or expenses with respect to the Starwood Realty Properties or the Starwood Operating Properties that are not in accordance with capital or operating budgets for the periods in question that have been approved in writing by HIT and HIC; provided, however, that such approval shall not be required for non-budgeted costs or expenses (A) that are non-discretionary in nature, (B) that are in the nature of emergency expenditures necessary for the preservation of property or protection of public safety or which are in the nature of enforcement costs or protective advances with respect to that portion of the Starwood Realty Properties or the Starwood Operating Properties constituting notes, (C) that are discretionary and that do not exceed, in the aggregate, 10% of the total of the applicable budget for the period from the date hereof through Closing or (D) that constitute out-of-pocket costs and expenses paid to third parties in connection with the transactions contemplated by this Agreement);

             (iv) incur any lease obligations or purchase money financing obligations with respect to the Starwood Realty Properties or the Starwood Operating Properties, other than, in each case, in the ordinary course of business (for example, trade payables or pursuant to a foreclosure under existing obligations); or

              (v) enter into any contracts or agreements or terminate any existing contracts or agreements binding upon or inuring to the benefit of the Starwood Realty Properties or the Starwood Operating Properties other than in the ordinary course of business (other than pursuant to a foreclosure under existing obligations).

                 Section 5.7. Mutual Cooperation; Best Efforts. Subject to the fiduciary duties of the Board of Trustees of HIT and the Board of Directors of HIC under applicable law, and the fiduciary duties of general partners of Starwood Parties under applicable law, the parties hereto shall cooperate with each other, and shall use their respective best efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement; provided, however, that the foregoing shall not require Starwood, the Starwood Partners, HIT, HIC, the Realty Partnership or the Operating Partnership to make any divestiture or consent to any divestiture in order to obtain any waiver, consent or approval.

                 Section 5.8. No Public Announcement. None of the parties hereto shall, without the approval of the other parties hereto (which may not be unreasonably withheld), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law, in which case each of such other parties hereto shall be advised and the parties hereto shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued.

                 Section 5.9. No Solicitation. From and after the date hereof, except as otherwise permitted by this Agreement (including Sections 5.2 and 5.6 of this Agreement) HIT and HIC will not, and will instruct their respective officers and directors not to, solicit or otherwise engage in any discussions or negotiations with any person other than the Starwood Parties relating to any Proposal (as hereinafter defined); provided, however, that HIT or HIC or their respective officers and directors may engage in discussions or negotiations with any person (provided that neither HIT nor HIC solicited such discussions or negotiations on or after June 2, 1994) if the Board of Trustees of HIT and the Board of Directors of HIC determine in good faith upon advice of legal counsel that a failure to engage in such discussions or negotiations could reasonably be expected to involve the Board of Trustees of HIT or the Board of Directors of HIC in a breach of fiduciary duties under applicable law; and provided further, that nothing herein shall prevent the Board of Trustees of HIT or the Board of Directors of HIC from taking, and disclosing to the shareholders of HIT and the stockholders of HIC, a position in respect of a Proposal as contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act. In the event that HIT or HIC reach an agreement with respect to a Proposal with any person other than the Starwood Parties and such agreement is not consistent with the obligations of HIT or HIC set forth in this Agreement or with the transactions contemplated by this Agreement, then, prior to entering into such agreement they will deliver the notice provided in Section 10.1(g) and pay the fee provided in Section 11.2. For purposes of this Agreement "Proposal" shall mean
(i) a recapitalization or restructuring of HIT or HIC, (ii) the creation of any UPREIT, (iii) a sale, disposition or refinancing of all or portions of the HIT Properties, the Notes Receivable or the HIC Properties, (iv) the issuance of any additional debt or equity securities of HIT or HIC, (v) the transfer in one transaction or a series of related transactions of more than 10% of the existing debt or equity securities of HIT or HIC or (vi) the appointment to the Board of Trustees of HIT or the Board of Directors of HIC of trustees or directors designated by a single person and its affiliates, other than Starwood and its affiliates pursuant to the terms of this Agreement; provided that any transaction (other than a transaction pursuant to Section 11.2(c)) consented to by Starwood or permitted by Section 5.6 shall not be a "Proposal."

                 Section 5.10. Gaming Law Compliance. HIT, HIC and the Starwood Parties shall make all filings under applicable gaming laws of the State of Nevada and of the Clark County, Nevada Liquor and Gaming Licensing Board required to effect the transactions contemplated hereby. The parties hereto acknowledge that as of the date hereof they have received the Nevada Gaming Approvals required to be obtained in order to consummate the Closing, pursuant to the terms of the letter dated September 28, 1994 from the Nevada Gaming Control Board, a copy of which letter has been made available to all parties hereto. Each of HIT and HIC and each of the Starwood Parties, severally and not jointly, warrants that all such filings by it shall be, accurate as of the date filed and in accordance with the requirements of all rules and regulations and such gaming laws. Each of HIT, HIC and each of the Starwood Parties agree to make available, or cause to be made available, to the other parties such information as may reasonably be requested relative to its businesses, assets and property as may be required to file any additional information requested by such agencies under such rules and regulations and such gaming laws. HIT and HIC will use their best efforts to obtain temporary approval under Nevada gaming laws for the new directors of HIC to be elected pursuant to Section 5.3 so as to allow each such director to take office as a director as soon as practicable.

                 Section 5.11. Adjustments. Notwithstanding the provisions of the Partnership Agreements, the Starwood Realty Contribution Agreement, the Starwood Operating Contribution Agreement, the HIT Contribution Agreement and the HIC Contribution Agreement, the respective Partnership Interests (as defined in the Partnership Agreements) of the partners of the Partnership shall be increased or decreased on or prior to the date (the "Adjustment Date") which is ten business days prior to the date on which the Proxy Statement is to be mailed, and on the Closing Date, in accordance with the following provisions (without duplication among any such adjustments):

                 (a) In the case of the Partnership Interest of the Starwood Parties in each of the Partnerships:

                 (i) such Partnership Interests shall be decreased if the principal amount of the Midlantic Notes or the Harvey Hotel Notes (as each is defined in the Starwood Realty Contribution Agreement) is reduced after the date hereof and prior to the Adjustment Date;

                (ii) such Partnership Interests shall be increased if the principal amount of the Harvey Debt (as defined in the Starwood Realty Contribution Agreement) or of the debt encumbering the Midlantic Notes is reduced after the date hereof and prior to the assumption thereof by the Realty Partnership on the Closing Date; and

               (iii) such Partnership Interests shall be increased in the event that on or prior to the Adjustment Date Starwood shall irrevocably commit to contribute to the Realty Partnership on the Closing Date all or portions of the equity securing the Harvey Hotel Notes or the equity interest in the Ramada Suites in Secaucus, New Jersey (in addition to the notes secured by such equities) (any such contributions to be valued using a valuation method which is the same as the method used for valuing the HIT Properties (exclusive, however, of extraordinary or non-recurring expenditures) relative to the Starwood Realty Properties).

                 (b) If the principal amount of the Midlantic Notes or the Harvey Hotel Notes is reduced on or after the Adjustment Date and prior to the assumption thereof by the Realty Partnership on the Closing Date, then the Starwood Parties shall contribute an additional amount of cash to the Realty Partnership equal to the amount of such reduction, and the Partnership Interests of such

Starwood Partners, as the case may be, shall not be decreased or increased by reason of such reduction or such additional cash contribution.

                 (c) In the case of the Partnership Interests of any partner in the Partnerships, such Partnership Interests shall be decreased if any assets which are to be contributed to the Partnerships by such partner are not so contributed; provided, that if any such decrease would cause the aggregate Partnership Interests of the Starwood Parties to be less than 51%, then the Starwood Parties shall contribute additional assets to the Partnerships in order to cause such aggregate Partnership Interests to be equal to 51%, with any such additional assets to be subject to the approval of HIT and HIC (which approval shall not be unreasonably withheld or delayed) and shall be valued using the same valuation principles used in valuing similar assets of the Starwood Parties contributed to the Partnerships.

                 (d) In the event and to the extent that the adjustments provided for in this Section 5.11 would cause the aggregate Partnership Interests of the Starwood Parties in the Partnerships to be less than 71.725% (such percentage being the aggregate Partnership Interests of the Starwood Parties prior to adjustment thereof pursuant to this Section 5.11 (the "Unadjusted Partnership Interests")), then the Starwood Parties shall have the right, on or prior to the Adjustment Date, to irrevocably commit to contribute to the Partnerships on the Closing Date additional cash or other assets in order to cause the aggregate Partnership Interests of the Starwood Parties, as adjusted pursuant to this Section 5.11, to equal the aggregate Unadjusted Partnership Interests of the Starwood Parties. Any such additional contribution of cash which is to be contributed in lieu of all or a portion of a note shall be valued based on the discounted value used for purposes of valuing such note, and any such additional contribution of other assets (including, without limitation, notes) shall be subject to the approval of HIT and HIC (which approval shall not be unreasonably withheld or delayed) and shall be valued using the same valuation principles used in valuing similar assets of the Starwood Parties contributed to the Partnerships.

                 (e) On or prior to the Adjustment Date, the Starwood Parties shall have the right to irrevocably commit to contribute to the Partnerships on the Closing Date additional assets so as to cause the aggregate Partnership Interests of the Starwood Parties in the Partnerships to be greater than the aggregate Unadjusted Partnership Interests of the Starwood Parties. Any such additional contributions shall be subject to the approval of HIT and HIC (which approval shall not be unreasonably withheld) and such contributions shall be valued at such Starwood Party's cost for such assets, plus the excess, if any, of (x) an amount equal to simple interest at a rate of 10% per annum on the amount of equity invested by such Starwood Party in such assets during the period in which such Starwood Party owned such assets over (y) any net cash flow (after debt service) received by such Starwood Party during such period.

                 (f) Notwithstanding the provisions of the Partnership Agreements, the Starwood Realty Contribution Agreement and the Starwood Operating Contribution Agreement, at Starwood's election, in lieu of making contributions to the Partnerships on the Closing Date of certain Starwood Properties (to be designated by Starwood) in exchange for Units of the Partnerships, the Starwood Partners shall make such contributions to HIT and HIC on the Closing Date in exchange for a number of Paired Shares equal to the number of such Units that such Starwood Partners would have received if such contributions had been made to the Partnerships; provided that after giving effect to the issuance of such Paired Shares to such Starwood Partners and their respective affiliates, the Starwood Parties shall not beneficially own, in the aggregate, Paired Shares representing more than 4.9% of the then issued and outstanding Paired Shares (such percentage to be increased to 8.0% after such time as necessary Nevada Gaming Approvals are obtained or such time as such Nevada Gaming Approvals are no longer required).

                 (g) Notwithstanding anything to the contrary set forth in this Section 5.11, no adjustments shall be made to the Partnership Interests in the Realty Partnership and the Operating Partnership to the extent that, as a result thereof, the Partnership Interest of HIT and HIC, respectively, would be reduced to below 25%, unless HIT and HIC, respectively, in its sole and absolute discretion, approves in writing such adjustments, which approval may be unreasonably withheld.


                                   ARTICLE VI

                      ADDITIONAL COVENANTS AND AGREEMENTS

                 Section 6.1. Abstentions of Starwood Nominees. So long as Starwood or any affiliate of Starwood shall have any interest in the Senior Debt (other than solely as a result of the interests of the Starwood Parties in the Partnerships), the Starwood HIT Nominees and the Starwood HIC Nominees and any other member of the Board of Trustees of HIT, the Board of Directors of HIC or the governing Board of the Operating Partnership who is nominated by Starwood or is otherwise an affiliate or associate of the Starwood Parties shall, and Starwood shall use their respective best efforts to cause them to, abstain from voting upon and excuse and absent themselves from any deliberations relating to any pending or threatened defaults or any action to be taken by HIT, HIC or the Partnerships in respect of any pending or threatened defaults under or in respect of the Senior Debt (whether such pending or threatened defaults are by HIT, HIC or the holders of the Senior
Debt).

                 Section 6.2. Waiver of Certain Claims. None of HIT, HIC, the Realty Partnership or the Operating Partnership shall ever assert any claim of equitable subordination or other lender liability claims or defenses against holders of the Senior Debt based upon any one or more of the following: (a) the presence on the Board of Trustees of HIT, the Board of Directors of HIC or the governing board of the Operating Partnership of trustees, directors or members who were nominated by or at the direction of Starwood, or any actions taken by such trustees, directors or members as such, (b) the employment by HIT or HIC of any employees who are affiliates of Starwood or any actions taken by such employees as such or (c) the transactions contemplated by this Agreement. None of HIT, HIC, the Realty Partnership or the Operating Partnership shall be entitled to offset against payments due by them pursuant to the Senior Debt any payments due to them by reason of a breach or default by any Starwood Party of its obligations pursuant to or in connection with this Agreement.

                 Section 6.3. Further Contributions. Pursuant to the provisions to be contained in the HIC Contribution Agreement and the Operating Partnership Agreement, upon the receipt of necessary Nevada Gaming Approvals with respect to the conveyance of the HICN Properties or such earlier time as such Nevada Gaming Approvals are no longer required ("HICN Approval"), HICN shall convey to the Operating Partnership or a subsidiary of the Operating Partnership all of the HICN Properties and all other assets of HICN, and the Operating Partnership or such subsidiary will assume all of the liabilities and obligations of HICN on such date. If all or a portion of the HICN Properties are disposed of prior to the receipt of the HICN Approval, then HIC or HICN shall contribute to the Operating partnership the net proceeds of such disposition, promptly upon receipt thereof. If the HICN Approval is not received on or prior to December 31, 1995, then on such date HIC or HICN will contribute to the Operating Partnership, with respect to any HICN Properties or other assets not previously disposed of, cash equal to the fair value of such HICN Properties and such other assets on December 31, 1995. Such fair value shall be conclusively determined by an independent appraiser selected by the Board of Directors of HIC. No additional interests in the Operating Partnership will be issued upon the transfer of any of the HICN Properties, such other assets, such net proceeds or such cash. HIC shall contribute to the Operating Partnership any dividends or other distributions declared or paid by HICN to HIC prior to the receipt of the HICN Approval, such contributions to be made upon receipt by HIC of such dividends or other distributions. Neither HIC nor HICN shall be entitled to any additional Units or Partnership Interests by reason of any such contribution.

                 Section 6.4. Senior Debt. If Starwood or any affiliate of Starwood acquires Senior Debt on or prior to six months after the date on which the HIT Shareholder Matters shall have been approved by the requisite vote of the holders of Trust

Shares and the HIC Stockholder Matters shall have been approved by the requisite vote of the holders of Corporation Shares, then Starwood or the Starwood affiliate which so acquires Senior Debt shall contribute all of such Senior Debt to the Partnerships (up to a maximum of $12 million aggregate principal amount of Senior Debt) in exchange for a number of additional Units of the Partnerships equal to [______] Units (such number of Units to be adjusted as provided in Section 4.1(f) of the Realty Partnership Agreement and Section 4.1(g) of the Operating Partnership Agreement) for each $1,000 aggregate principal amount of Senior Debt so contributed. Any such contribution of Senior Debt shall be considered a Capital Contribution for purposes of Section
8.2 of each of the Partnership Agreements.

                 Section 6.5.  [Intentionally Omitted]

                 Section 6.6. Exclusivity; Excluded Assets. (a) So long as any officer, director or general partner of, or any other person employed by, any Starwood Party remains on either the Board of Trustees of HIT or the Board of Directors of HIC (such period during which any such officer, director, general partner or other person remains on either such Board being referred to as the "Noncompete Period"), each of the Starwood Parties agrees that it will not compete within the United States, directly or indirectly, with the Realty Partnership, the Operating Partnership, HIT or HIC and that such Starwood Party will present to the Realty Partnership and the Operating Partnership all opportunities for acquisitions of (i) fee interests in hotels in the United States and (ii) debt interests in hotels in the United States where it is anticipated that the equity will be acquired by the debt holder within one year from the acquisition of such debt interest. During the Noncompete Period none of the Starwood Parties or their affiliates may acquire any such fee interests or debt interests described in clauses (i) and (ii) above. The provisions of this Section 6.6(a) shall not apply to Excluded Assets (as defined in Section 6.6(b)).

                 (b) Each Starwood Party hereby grants to the Partnerships the option, from and after the Closing Date and at any time or times prior to the earlier of (i) five years from the Closing Date and (ii) the expiration of the Noncompete Period, to acquire the interest of such Starwood Party in one or more Excluded Assets (as defined below), subject to receipt of all required material third party and partner consents and approvals. Upon exercise of such option from time to time, such Starwood Party shall use its best efforts to obtain such consents and approvals. Such acquisition by the Partnerships shall be made for a cash purchase price equal to the fair market value of the Excluded Assets being acquired, as determined by agreement between the Partnerships and such Starwood Party or, if they are unable to so agree within 30 days after the exercise of such option, such fair market value shall be equal to the average of the two closest of three appraisals of such fair market value, such appraisals to be performed by an independent appraiser selected by a majority of the Disinterested Members of HIT and HIC, an independent appraiser selected by Starwood and a third independent appraiser selected by agreement of such first two appraisers. HIT and HIC shall pay all costs and expenses of the appraiser selected by them and one-half of the costs and expenses of such third appraiser and Starwood shall pay all costs and expenses of the appraiser selected by it and one-half of the costs and expenses of such third appraiser. As used herein, "Excluded Assets" means those fee interests, debt interests or other investments in the hotel asset investment business of any Starwood Party or their commonly controlled affiliates existing on the Closing Date.

                 Section 6.7. Wichita Hotel. (a) The Starwood Party that contributes to the Realty Partnership and the Operating Partnership the Harvey Wichita Hotel (the "Wichita Hotel") shall pay to the Operating Partnership in respect of each of the years ending December 31, 1995, 1996 and 1997, the amount, if any (the "Shortfall Amount"), by which the Base Amount (as defined below) for such year exceeds the Cash Flow (as defined below) for such year. Within 90 days after the end of each such year, the Operating Partnership shall deliver to such Starwood Party a computation of the Cash Flow and the Shortfall Amount for such year and within 20 days after such delivery such Starwood Party shall pay to the Operating Partnership, in immediately available funds, such Shortfall Amount.

                 As used herein, (i) "Cash Flow" means with respect to any year the cash received by the Operating Partnership from the Wichita Hotel during such year, less all management fees paid with respect to the Wichita Hotel (including pursuant to the Management Agreement (as defined below)) for such year, and less the amount of all actual capital expenditures with respect to the Wichita Hotel for such year; (ii) "Base Amount" means (x) for the year ending December 31, 1995, $700,000, (y) for the year ending December 31, 1996, an amount equal to $800,000 less any Credit Amount (as defined below) for such year and (z) for the year ending December 31, 1997, an amount equal to $900,000 less any Credit Amount (as defined below) for such year; and (iii) "Credit Amount" means (x) for the year ending December 31, 1996, the excess, if any, of the Cash Flow for 1995 over the Base Amount for 1995 and (y) for the year ending December 31, 1997, the excess, if any, of the Cash Flow for 1996 over the Base Amount for 1996.

                 (b) The Operating Partnership shall assume the obligations of Starwood/Wichita Investors, L.P. ("SWI") under that certain Management Agreement dated April 11, 1994 between SWI and Harvey Hotel Management Corporation ("HHM"), as such agreement is to be amended pursuant to that certain letter agreement dated November 7, 1994 between SWI and HHM (such Management Agreement, as it may be so amended, the "Management

Agreement") with respect to the Wichita Hotel and, so long as all required Shortfall Amounts have been contributed as provided in Section 6.7(a), neither the Trust nor the Corporation shall take any action to cause the termination of the Management Agreement prior to December 31, 1997, without the prior written consent of Starwood.

                 Section 6.8. Indemnification of Directors and Officers. From and after the Closing Date, each of HIT and HIC shall, and Starwood shall use its best efforts to cause HIT and HIC to, indemnify, defend and hold harmless the respective present officers, directors and employees of HIT and HIC and any of their respective subsidiaries against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Closing Date (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted or required under applicable law (and shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification). Each of HIT and HIC agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the present directors, officers and employees of HIT and HIC or any of their respective subsidiaries (collectively, the "Indemnified Parties") as provided in the Declaration of Trust of the Trust and the Articles of Incorporation or By-Laws of the Corporation or pursuant to other agreements, as in effect as of the date hereof, shall survive the Closing and shall continue in full force and effect. Each of HIT and HIC shall, and Starwood shall use its best efforts to cause HIT and HIC to, maintain in effect for not less than seven years the current policies of directors' and officers' liability insurance maintained by HIT and HIC with respect to matters occurring prior to the Closing Date. This Section 6.8 is intended to benefit the Indemnified Parties.



                                  ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF HIT AND HIC

                 The obligations of each of HIT and HIC under this Agreement to consummate the transactions contemplated hereby to be consummated at the Closing shall, at the option of each of HIT and HIC, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                 Section 7.1. No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by any Starwood Party in the performance of its covenants and agreements herein to be performed at or prior to the Closing Date; on the Closing Date each of the representations and warranties of any Starwood Party that is qualified as to materiality shall be true and correct as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by HIT and HIC, permitted by Section 5.6 (including, without limitation, transactions in the ordinary course of business) or entered into in connection with the consummation of the transactions contemplated hereby; on the Closing Date each of the representations and warranties of any Starwood Party that is not so qualified as to materiality shall be true and correct in all material respects as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by HIT and HIC, permitted by Section 5.6 (including, without limitation, transactions in the ordinary course of business) or entered into in connection with the consummation of the transactions contemplated hereby; and there shall have been delivered to HIT and HIC a certificate or certificates to the foregoing effect, dated the Closing Date, signed on behalf of each of the Starwood Parties; provided that the conditions set forth in this Section 7.1 may be appropriately modified after giving effect to the operation of the covenants and agreements contained in Sections 5.6 and 5.11.

                 Section 7.2. No Material Adverse Effect. Between the date hereof and the Closing Date, there shall have been no Material Adverse Effect on the Starwood Realty Properties (taken as a whole) or the Starwood Operating Properties (taken as a whole); and there shall have been delivered to HIT and HIC a certificate or certificates to such effect, dated the Closing Date, signed on behalf of each of the Starwood Parties; provided that the condition set forth in this Section 7.2 may be appropriately modified after giving effect to the operation of the covenants and agreements contained in Sections 5.6 and 5.11.

                 Section 7.3. Opinion of Counsel for Starwood. HIT and HIC shall have received from Rogers & Wells, counsel for the Starwood Parties, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to HIT and HIC.

                 Section 7.4. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

                 Section 7.5. Necessary Governmental Approvals. The parties thereto shall have received all governmental and regulatory approvals and actions reasonably necessary to consummate the transactions contemplated hereby, which are either required to be obtained prior to the Closing Date by applicable law or regulation or are necessary to prevent a Material Adverse Effect on HIT and its subsidiaries (taken as a whole), or HIC and its subsidiaries (taken as a whole) or, in addition, after the Closing, on the Realty Partnership and its subsidiaries (taken as a whole) or the Operating Partnership and its subsidiaries (taken as a whole).

                 Section 7.6. Necessary Consents. The parties hereto shall have received consents, in form and substance reasonably satisfactory to HIT and HIC, to the transactions contemplated hereby from the other parties to all material contracts, leases, agreements and permits to which any Starwood Party is a party or by which any of them is affected and which require such consent prior to the Closing and are necessary to prevent a Material Adverse Effect on the Starwood Properties (taken as a whole) or, in addition, after the Closing, on the Realty Partnership and its subsidiaries (taken as a whole) or the Operating Partnership and its subsidiaries (taken as a whole).

                 Section 7.7. Transaction Agreements. Each of the parties (other than HIT, HIC or a subsidiary of HIC) to each of the Transaction Agreements shall have entered into such Transaction Agreements substantially in the forms attached hereto as exhibits or, if not so attached, as agreed to by the parties.

                 Section 7.8. Shareholder and Stockholder Action. The HIT Shareholder Matters shall have been approved by the requisite vote of the holders of Trust Shares. The HIC Stockholder Matters shall have been approved by the requisite vote of the holders of Corporation Shares.

                 Section 7.9. Fairness Opinion. HIT and HIC shall have received a written fairness opinion from Salomon Brothers Inc (or another financial advisor chosen by the Board of Trustees of HIT or the Board of Directors of HIC), dated the date of mailing of the Proxy Statement, in form and substance reasonably satisfactory to HIT and HIC, to the effect set forth in Exhibit G hereto.


                                  ARTICLE VIII

                      CONDITIONS PRECEDENT TO OBLIGATIONS
                            OF THE STARWOOD PARTIES

                 The obligations of the Starwood Parties under this Agreement to consummate the transactions contemplated hereby to be consummated at the Closing shall, at the option of Starwood, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                 Section 8.1. No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by HIT or HIC in the performance of their respective covenants and agreements herein to be performed at or prior to the Closing Date; on the Closing Date each of the representations and warranties of HIT or HIC that is qualified as to materiality shall be true and correct as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Starwood, permitted by Section 5.6 (including, without limitation, transactions in the ordinary course of business) or entered into in connection with the consummation of the transactions contemplated hereby; on the Closing Date each of the representations and warranties of HIT and HIC that is not so qualified as to materiality shall be true and correct in all material respects as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Starwood, permitted by Section 5.6 (including, without limitation, transactions in the ordinary course of business) or entered into in connection with the consummation of the transactions contemplated hereby; and there shall have been delivered to the Starwood Parties a certificate or certificates to the foregoing effect, dated the Closing Date, signed on behalf of HIT and HIC; provided that the conditions set forth in this Section 8.1 may be appropriately modified after giving effect to the operation of the covenants and agreements contained in Sections 5.6 and 5.11.

                 Section 8.2. No Material Adverse Effect. Between the date hereof and the Closing Date, there shall have been no Material Adverse Effect on HIT and its subsidiaries (taken as a whole) or HIC and its subsidiaries (taken as a whole); and there shall have been delivered to Starwood a certificate with respect to HIT and a certificate with respect to HIC, each to such effect, dated the Closing Date, signed on behalf of HIT and HIC; provided that the condition set forth in this Section 8.2 may be appropriately modified after giving effect to the operation of the covenants and agreements contained in Sections 5.6 and 5.11.

                 Section 8.3. Opinion of Counsel for HIT and HIC. The Starwood Parties shall have received from Sidley & Austin, counsel for HIT and HIC, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Starwood.

                 Section 8.4. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

                 Section 8.5. Necessary Governmental Approvals. The parties hereto shall have received all governmental and regulatory approvals and actions reasonably necessary to consummate the transactions contemplated hereby, which are either required to be obtained prior to the Closing Date by applicable law or regulation or are necessary to prevent a Material Adverse Effect on HIT and its subsidiaries (taken as a whole), or HIC and its subsidiaries (taken as a whole), or, in addition, after the Closing, on the Realty Partnership and its subsidiaries (taken as a whole), or the Operating Partnership and its subsidiaries (taken as a whole).

                 Section 8.6. Necessary Consents. The parties hereto shall have received consents, in form and substance reasonably satisfactory to Starwood, to the transactions contemplated hereby from the other parties to all material contracts, leases, agreements and permits to which HIT or HIC is a party or by which any of them is affected and which require such consent prior to the Closing and are necessary to prevent a Material Adverse Effect on HIT and its subsidiaries (taken as a whole), or HIC and its subsidiaries (taken as a whole) or, in addition, after the Closing, on the Realty Partnership and its subsidiaries (taken as a whole) or the Operating Partnership and its subsidiaries (taken as a whole).

                 Section 8.7. Transaction Agreements. Each of the parties (other than the Starwood Parties) to each of the Transaction Agreements shall have entered into such Transaction Agreements substantially in the forms attached hereto as exhibits or, if not so attached, as agreed to by the parties.

                 Section 8.8. Shareholder and Stockholder Action. The HIT Shareholder Matters shall have been approved by the requisite vote of the holders of Trust Shares. The HIC Stockholders Matters shall have been approved by the requisite vote of the holders of Corporation Shares.

                 Section 8.9. Partnership Notes. Starwood shall have received notes (the "Starwood Notes") issued by the Realty Partnership or the Operating Partnership in a form reasonably satisfactory to Starwood, the Realty Partnership and the Operating Partnership which notes shall provide that they shall be payable only if HIT and HIC consummate a public offering of Paired Shares within 18 months following the Closing Date, which public offering results in the receipt by HIT and HIC of gross proceeds of not less than $150 million. The amount payable on all Starwood Notes shall be equal to three fourths of one percent (.75%) of an amount equal to the sum of the total market value of all Paired Shares (assuming the conversion of all outstanding Units if the Partnerships) upon consummation of such offering and the principal amount of indebtedness of the Partnerships at such time.



                                   ARTICLE IX

                           INDEMNIFICATION; SURVIVAL

                 Section 9.1. Indemnification by HIT. HIT shall indemnify and hold harmless the Starwood Parties, the Realty Partnership and their respective subsidiaries, affiliates and successors from and against any and all (x) liabilities, losses or damages ("Loss") and (y) reasonable out-of-pocket expenses ("Expense") incurred by the Starwood Parties, the Realty Partnership or their respective subsidiaries, affiliates and successors in connection with or arising from (a) any breach or failure to perform by HIT of any of its agreements, covenants or obligations in this Agreement or any Transaction Agreement, (b) any breach of any warranty or the inaccuracy of any representation of HIT contained in this Agreement, any Transaction Agreement or in any certificate delivered by or on behalf of HIT pursuant hereto or thereto or (c) HIT's termination of its REIT status for each of the taxable years ended December 31, 1991, 1992, 1993 and 1994; provided, however, that HIT shall be required to indemnify and hold harmless under this Section 9.1 only to the extent that the sum of (i) the aggregate amount of Loss and Expense referred to above in this Section 9.1 and (ii) the aggregate amount of Loss and Expense referred to in Section 9.2 exceeds $100,000; and provided, further, that the obligation of HIT to indemnify and hold harmless pursuant to this Section 9.1 shall be limited to the payment by HIT in the aggregate of an amount equal to $5,000,000 less the aggregate amount of payments made by HIC pursuant to
Section 9.2.

                 Section 9.2. Indemnification by HIC. HIC shall indemnify and hold harmless the Starwood Parties, the Operating Partnership and their respective subsidiaries, affiliates and successors from and against any and all Loss and Expense incurred by the Starwood Parties, the Operating Partnership or their respective subsidiaries, affiliates and successors in connection with or arising from (a) any breach or failure to perform by HIC of any of its agreements, covenants or obligations in this Agreement or any Transaction Agreement, and (b) any breach of any warranty or the inaccuracy of any representation of HIC contained in this Agreement, any Transaction Agreement or in any certificate delivered by or on behalf of HIC pursuant hereto or thereto; provided, however, that HIC shall be required to indemnify and hold harmless under this Section 9.2 only to the extent that the sum of (i) the aggregate amount of Loss and Expense referred to above in this Section 9.2 and (ii) the aggregate amount of Loss and Expense referred to in Section 9.1 exceeds $100,000; and provided, further, that the obligation of HIC to indemnify and hold harmless pursuant to this Section 9.2 shall be limited to the payment by HIC in the aggregate of an amount equal to $5,000,000 less the aggregate amount of payments made by HIT pursuant to Section 9.1.

                 Section 9.3. Indemnification by the Starwood Parties. Each of the Starwood Parties shall severally and not jointly indemnify and hold harmless HIT, HIC, the Realty Partnership and the Operating Partnership and their respective subsidiaries, affiliates and successors from and against any and all Loss and Expense incurred by HIT, HIC, the Realty Partnership or the Operating Partnership or their respective subsidiaries, affiliates and successors in connection with or arising from (a) any breach or failure to perform by such Starwood Party of any of its agreements, covenants or obligations in this Agreement or any Transaction Agreement, (b) any breach of any warranty or the inaccuracy of any representation of such Starwood Party contained in this Agreement (provided that for purposes of this Section 9.3 the representations and warranties in Section 4.7 shall not be qualified as to knowledge and such representations and warranties shall be made as if the parenthetical phrase contained in Section 4.7 was not contained in Section 4.7), any Transaction Agreement or in any certificate delivered by or on behalf of such Starwood Party pursuant hereto or thereto and (c) the litigation described in the Starwood Disclosure Schedule with respect to the Lexington, Kentucky French Quarters Suites; provided, however, that the Starwood Parties shall be required to indemnify and hold harmless under this Section 9.3 only to the extent that the aggregate amount of Loss and Expense referred to above in this Section 9.3 exceeds $100,000; and provided, further, that the obligation of the Starwood Parties to indemnify and hold harmless pursuant to this Section
9.3 shall be limited to the payment by the Starwood Parties in the aggregate of an amount equal to $5,000,000.

                 Section 9.4. Notice of Claims. If a party believes that any of the persons entitled to indemnification under this Article IX has suffered or incurred any Loss or incurred any Expense, whether or not the applicable dollar limitation specified by Sections 9.1, 9.2 or 9.3 has been exceeded, such party shall notify the indemnifying party promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement, any Transaction Agreement or any certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred; provided, however, that the omission by such indemnified party to give notice as provided herein shall not relieve the indemnifying party of its indemnification obligation under this Article IX except to the extent that such indemnifying party is materially damaged as a result of such failure to give notice. If any action at law or suit in equity is instituted by or against a third party with respect to which any of the persons entitled to indemnification under this Article IX intends to claim any liability or expense as Loss or Expense under this Article IX, any such person shall promptly notify the indemnifying party of such action or suit as specified in this Section 9.4 and Section 9.5. Any party entitled to indemnification hereunder shall use reasonable efforts to minimize any Loss or Expense for which indemnification is sought hereunder.

                 Section 9.5. Third Party Claims. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the indemnified persons shall give such notice thereof to the indemnifying party not later than twenty business days prior to the time any response to the asserted claim is required, if possible, and in any event within fifteen days following the date such indemnified person has actual knowledge thereof; provided, however, that the omission by such indemnified party to give notice as provided herein shall not relieve the indemnifying party of its indemnification obligation under this Article IX except to the extent that such indemnifying party is materially damaged as a result of such failure to give notice. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the indemnifying party may, at its sole cost and expense, assume the defense thereof; provided, however, that counsel for the indemnifying party, who shall conduct the defense of such claim or legal proceeding, shall be reasonably satisfactory to the indemnified party; and provided, further, that if the defendants in any such actions include both the indemnified persons and the indemnifying party and the indemnified persons shall have reasonably concluded that there may be legal defenses or rights available to them which have not been waived and are in actual or potential conflict with those available to the indemnifying party, the indemnified persons shall have the right to select one law firm reasonably acceptable to the indemnifying party to act as separate counsel, on behalf of such indemnified persons, at the expense of the indemnifying party. Unless the indemnified persons are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, if an indemnifying party assumes the defense of any such claim or legal proceeding, such indemnifying party shall not consent to entry of any judgment, or enter into any settlement, that
(a) is not subject to indemnification in accordance with the provisions in this
Article IX, (b) provides for injunctive or other non-monetary relief affecting the indemnified persons or (c) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such indemnified persons of a release from all liability with respect to such claim or legal proceeding, without the prior written consent of the indemnified persons (which consent, in the case of clauses (b) and (c), shall not be unreasonably withheld); and provided, further, that, unless the indemnified persons are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, the indemnified persons may, at their own expense, participate in any such proceeding with the counsel of their choice without any right of control thereof. So long as the indemnifying party is in good faith defending such claim or proceeding, the indemnified persons shall not compromise or settle such claim or proceeding without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnifying party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the indemnified persons may defend against such claim or litigation in such manner as they may deem appropriate, including, without limitation, settling such claim or litigation (after giving prior written notice of the same to the indemnifying party and obtaining the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) on such terms as the indemnified persons may deem appropriate, and the indemnifying party will promptly indemnify the indemnified persons in accordance with the provisions of this Section 9.5.

                 Section 9.6. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive until the first anniversary of the Closing Date (except for the representation of HIT pursuant to Section 2.6(b), which shall survive until the second anniversary of the Closing Date), at which time such representations and warranties will terminate and be of no force and effect. Any claim under this Article IX for Loss or Expense in respect of any representations and warranties must be asserted in writing prior to the first anniversary of the Closing Date, except for such a claim in respect of the representation of HIT pursuant to Section 2.6(b), which must be asserted in writing prior to the second anniversary of the Closing Date. Notwithstanding the foregoing, if a claim of a breach of a representation or warranty under this Article IX is asserted in writing prior to the applicable time period set forth above in this Section 9.6, then such representation or warranty, as it relates to such claim, shall survive until the Loss or Expense in respect thereof, if any, is finally determined and paid by the indemnifying party.

                 Section 9.7. Satisfaction of Indemnification Obligations. From and after the Closing, any indemnifying party who is otherwise obligated to make an indemnification payment pursuant to this Article IX may in lieu of such payment transfer Units (as defined in the Realty Partnership Agreement and the Operating Partnership Agreement) pursuant to and subject to the provisions of Section 5.5 of each of the Realty Partnership Agreement and the Operating Partnership Agreement.

                 Section 9.8. Special Indemnities. (a) In the event that this Agreement is terminated other than pursuant to Section 10.1(b) or 10.1(d), then:

                 (i) HIT and HIC shall severally indemnify and hold harmless the Starwood Parties and their respective subsidiaries, affiliates and successors from and against any and all Loss and Expense incurred by the Starwood Parties or their respective subsidiaries, affiliates and successors in connection with or arising from any action, suit or proceeding brought against such Starwood Party by any holder of Paired Shares (other than any of the Ross Parties (as defined below) in connection with the Assignment Agreement (as defined below)) relating to the transactions contemplated by this Agreement, other than to the extent such Loss or Expense arose from a breach by a Starwood Party of its obligations under either this Agreement, any other agreement entered into in connection with this Agreement or the Assignment Agreement or a breach by a Starwood Party or its affiliates or successors of any fiduciary duty to the plaintiff in any such action, suit or proceeding; and

         (ii) if, within 60 days after the effectiveness of such termination, HIT and HIC receive from Starwood (and any other person having any right to assert claims or causes of action ("Assigned Claims") assigned to Starwood pursuant to that certain Assignment Agreement dated November 7, 1994 (the "Assignment Agreement") by and among Starwood and Leonard M. Ross and certain affiliated entities of his (the "Ross Parties")) a full and complete general release (the "Release") of the Assigned Claims, then HIT and HIC shall severally indemnify and hold harmless Starwood and its affiliates and related parties who have any liability or obligations under the Assignment Agreement from and against any and all Loss and Expense under or in respect of the Assignment Agreement, other than to the extent such Loss or Expense arose from a breach by a Starwood Party of its obligations under either this Agreement, any other agreement entered into in connection with this Agreement or the Assignment Agreement or a breach by Starwood or its affiliates or such related parties of any duty to the Ross Parties; provided that the obligation of HIT and HIC to indemnify and hold harmless for Loss and Expense pursuant to this clause (ii) shall be limited to the payment by HIT and HIC in the aggregate of an amount equal to $1,800,000.

                 (b) Notwithstanding anything to the contrary contained in this Agreement or in any Transaction Agreement, in the event the Closing is consummated, then:

                 (i) none of HIT, HIC, the Realty Partnership or the Operating Partnership shall assume any obligations or liabilities under the Assignment Agreement;

                 (ii) in consideration of Starwood's agreement that any recovery with respect to the Assigned Claims shall not exceed $1,800,000, HIT and HIC hereby agree to toll the expiration of the limitations period in respect of the Assigned Claims to January 31, 1996;

                 (iii) the Partnership Interests of each of HIT and HIC in the Realty Partnership and the Operating Partnership, respectively, shall be increased as if they had made an additional cash contribution to the Partnerships equal to 50% of any Applied Proceeds (as defined below);

                 (iv) if on or prior to December 15, 1995 HIT and HIC are provided with the Release, then HIT and HIC shall indemnify and hold harmless to the extent provided in Section 9.8(a)(ii); and

                 (v) HIT and HIC shall indemnify and hold harmless to the extent provided in Section 9.8(a)(i).

                 As used herein "Applied Proceeds" means any insurance or other proceeds which are deposited into escrow to be applied to reduce the price to be paid to the Ross Parties under the Assignment Agreement, whether or not such proceeds are so applied.

                 (c) Starwood shall not transfer, assign or otherwise convey the Assigned Claims to any person. The provisions of Sections 9.4 and 9.5 shall apply to the indemnification obligations pursuant to this Section 9.8.


                                   ARTICLE X

                                  TERMINATION

                 Section 10.1. Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

                 (a)  by the mutual consent of HIT, HIC and Starwood;

                 (b) by HIT or HIC upon any material breach by a Starwood Party of any of its representations, warranties or covenants contained in this Agreement; provided that such Starwood Partner shall have been given a reasonable opportunity to cure such breach;

                 (c) by Starwood upon any material breach by HIT or HIC of any of its representations, warranties or covenants contained in this Agreement; provided that HIT or HIC, as the case may be, shall have been given a reasonable opportunity to cure such breach;

                 (d)  by HIT or HIC if any of the conditions specified in
         Article VII has not been met or waived at such time as it is no longer possible to satisfy such condition;

                 (e) by Starwood if any of the conditions specified in Article VIII has not been met or waived at such time as it is no longer possible to satisfy such condition;

                 (f) by HIT or HIC or Starwood if the Closing shall not have been consummated on or before January 31, 1995 (provided that Starwood may extend such date to March 31, 1995 in order to facilitate the approval by the shareholders of HIT of the HIT Shareholder Matters or the approval by the stockholders of HIC of the HIC Stockholder Matters and provided further that if Starwood so extends such date, then, notwithstanding anything to the contrary contained in this Agreement, HIT and HIC may take appropriate action (including, without limitation, the preparation and filing of proxy materials for the approval of the merger of HIT and HIC) in order to allow them to consummate the Third Closing (as defined in the Credit Agreement) pursuant to, and within the time period provided by, the Credit Agreement); provided that prior to March 31, 1995 no party may terminate this Agreement pursuant to this Section 10.1(f) if such party shall then be in material breach of any of its representations, warranties or covenants contained herein; or

                 (g) by HIT or HIC, upon 15 days' prior written notice, by HIT or HIC to Starwood, in the event that as set forth in Section 5.9 HIT or HIC enters into an agreement with any person other than the Starwood Parties which is not consistent with the obligations of HIT or HIC set forth in this Agreement or with the consummation of the transactions contemplated by this Agreement (such notice to include an explanation of such inconsistencies); provided that in entering into such agreement HIT and HIC materially complied with the provisions of
         Section 5.9.

In the event that this Agreement shall be terminated pursuant to this Section 10.1, all further obligations of the parties under this Agreement (other than Section 9.8, the other provisions of Article IX (but only to the extent that such other provisions relate to a breach which forms the basis for such termination) and Sections 11.1, 11.2 and 11.10), shall terminate without further liability of any party to the others; provided, however, that nothing herein shall relieve any party from liability for its nonperformance or breach of any provision of this Agreement if performance of or compliance with such provision was within its reasonable control.

                                   ARTICLE XI

                                OTHER PROVISIONS

                 Section 11.1. Confidential Nature of Information. Each party agrees that it will treat in strict confidence all documents, materials and other information which it obtains regarding the other parties during the course of the negotiations leading to the consummation of the transactions provided for herein and the preparation of this Agreement; and if for any reason whatsoever the transactions contemplated by this Agreement shall not be consummated, each party shall return to the other party all copies of non-public documents and materials which have been furnished or acquired in connection therewith and shall not use or disseminate such documents, materials or other information for any purpose whatsoever.

                 Section 11.2. Fees and Expenses. (a) Except as otherwise provided in this Section 11.2, each of the parties hereto shall bear its own costs and expenses (including, without limitation, fees and disbursements of its counsel, accountants and other financial, legal, accounting or other advisors) incurred by it in connection with the preparation, negotiation, execution and delivery of the memorandum of understandings dated June 13, 1994 among HIT, HIC and Starwood, this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby (collectively "Acquisition Expenses").

                 (b) In the event that the Closing occurs, HIT and HIC will cause the Partnerships to reimburse the Starwood Parties for their reasonable out-of-pocket Acquisition Expenses, upon receipt by the Partnerships of reasonable documentation therefor.

                 (c) In the event of a Qualifying Termination (as defined below), (i) if the Qualifying Termination is pursuant to Section 10.1(g), then the written notice effecting such Qualifying Termination shall be accompanied by payment to Starwood in readily available federal funds of an aggregate fee of $3,500,000, or if such Qualifying Termination is pursuant to Section 10.1(f), then HIT and HIC shall pay such $3,500,000 fee to Starwood within ten business days after the giving by any party of the written notice effecting such Qualifying Termination (it being understood that if Qualifying Terminations are effected pursuant to both Section 10.1(f) and Section 10.1(g), Starwood shall be entitled to receive only one such fee pursuant to this clause
(i)), (ii) within 10 business days after receipt by HIT and HIC from Starwood of reasonable documentation therefor, HIT and HIC shall reimburse the Starwood Parties for their respective reasonable out-of-pocket Acquisition Expenses, and
(iii) Starwood may elect, by written notice delivered to HIT on the date which is no later than 10 business days subsequent to the date on which the $3,500,000 fee pursuant to clause (c)(i) above is paid, to cause HIT to purchase the Assets (as defined in the Asset Purchase Agreement (the "Albany Agreement") dated as of August 30, 1994 among HIT, HIC and Berl Holdings, L.P. ("Berl")) from Berl on substantially the same terms and conditions as Berl purchased such Assets pursuant to the Albany Agreement, such purchase by HIT to be consummated within 30 days after the giving of such notice; provided that the purchase price for the Assets shall be equal to the purchase price for the Assets paid by Berl pursuant to the Albany Agreement plus the excess, if any, of (A) an amount equal to simple interest at a rate of 10% per annum on the amount of equity invested by Berl during the period in which it owned such Assets pursuant to such purchase over (B) any net cash flow (after debt service) received by Berl during such period.

                 For purposes of this Section 11.2(c), a "Qualifying Termination" shall mean (i) a termination of this Agreement pursuant to Section 10.1(g) or (ii) a termination of this Agreement by Starwood pursuant to Section 10.1(f) if as of the date of such termination either (A) the meetings of the shareholders of HIT and the stockholders of HIC referred to in Section 5.2 shall not have been held, unless such meetings were not held because of circumstances or occurrences beyond the reasonable control of HIT and HIC or
(B) HIT and HIC shall then be engaged in substantive negotiations or discussions with persons other than the Starwood Parties with respect to a Proposal (as defined in Section 5.9).

                 Section 11.3. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight mail, or four days after being mailed (by registered mail, return receipt requested) to a party at the following address (or to such other address as such party may have specified by notice given to the other parties pursuant to this provision):

         If to HIT to:

                 Hotel Investors Trust
                 11845 West Olympic Boulevard, Suite 550
                 Los Angeles, California  90064
                 Attention:  Jeffrey C. Lapin

         with a copy to:

                 Sidley & Austin
                 555 West 5th Street
                 Los Angeles, California  90013
                 Attention:  Sherwin L. Samuels

         If to HIC to:

                 Hotel Investors Corporation
                 11845 West Olympic Boulevard, Suite 560
                 Los Angeles, California  90064
                 Attention:  Kevin E. Mallory

         with a copy to:

                 Sidley & Austin
                 555 West 5th Street
                 Los Angeles, California  90013
                 Attention:  Sherwin L. Samuels

         If to a Starwood Party to:

                 Starwood Capital Group, L.P.
                 c/o Sternlicht Holdings II, Inc.
                 Three Pickwick Plaza
                 Suite 250
                 Greenwich, Connecticut  06830
                 Attention: Barry S. Sternlicht

         with a copy to:

                 Rogers & Wells
                 200 Park Avenue
                 New York, New York  10166
                 Attention: Robert E. King, Jr.


                 Section 11.4.  Definitions.  For purposes of this Agreement:

                 (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                 (b) an "associate" of any person means (i) a corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of a class of equity securities, (ii) any trust or other estate in which such person has substantial beneficial interest or as to which such person serves as trustee or in the similar capacity and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the person or any of its parents or subsidiaries.

                 (c) "Code" means the Internal Revenue Code of 1986, as amended.

                 (d) "Disinterested Members" when used with respect to the Trust has the meaning set forth in the Code of Regulations of the Trust and, when used with respect to the Corporation, has the meaning set forth in the By-Laws of the Corporation, in each case as amended from time to time.

                 (e) "HIC Disclosure Schedule" means the disclosure letter dated the date hereof delivered by HIC to Starwood and relating to this Agreement.

                 (f) "HIT Disclosure Schedule" means the disclosure letter dated the date hereof delivered by HIT to Starwood and relating to this Agreement.

                 (g) the "knowledge of HIC" means the actual knowledge of the persons listed in the HIC Disclosure Schedule.

                 (h) the "knowledge of HIT" means the actual knowledge of the persons listed in the HIT Disclosure Schedule.

                 (i) the "knowledge of such Starwood Party" means the actual knowledge of the persons listed in the Starwood Disclosure Schedule.

                 (j)  "Material Adverse Effect" means any change or effect
         (or any development that, insofar as can reasonably be foreseen, would result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations of the applicable person or persons; and

                 (k) "person" means an individual, corporation, partnership, limited liability company, association, trust unincorporated organization or other entity.

                 (l) "REIT Requirements" shall mean the requirements for HIT to (i) qualify as a REIT, (ii) avoid any federal income or excise tax liability, (iii) retain its status as grandfathered pursuant to
         Section 132(c)(3) of the Deficit Reduction Act of 1984 and (iv) retain the benefits of that certain private letter ruling issued by the Internal Revenue Service to HIT dated as of January 4, 1980.

                 (m) "Starwood Disclosure Schedule" means the disclosure letter dated the date hereof delivered by Starwood to HIT and HIC and relating to this Agreement.

                 (n) "subsidiary" shall mean with respect to any person, any other person of which more than 50% of the outstanding voting power is owned, directly or indirectly, by such first person or by one or more subsidiaries of such first person.

                 Section 11.5. Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

                 Section 11.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors or assigns.

                 Section 11.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when HIT, HIC, and each of the Starwood Parties shall have each executed one counterpart.

                 Section 11.8. Titles and Headings. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                 Section 11.9. Schedules and Exhibits. The schedules (including, without limitation, the HIT Disclosure Schedule, the HIC Disclosure Schedule and the Starwood Disclosure Schedule) and exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                 Section 11.10. Entire Agreement; Amendments and Waivers; Assignment. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Except as expressly provided herein, the rights and obligations of the parties under this Agreement may not be assigned or transferred by any party hereto without the prior written consent of the other parties hereto.

                 Section 11.11. Governing Law. Except to the extent that Maryland law is mandatorily applicable to the rights and obligations of the shareholders of HIT and the stockholders of

HIC, this Agreement, and the application or interpretation thereof, shall be exclusively governed by its terms and by the internal laws of the State of New York, without regard to principles of conflicts of laws as applied in the State of New York or any other jurisdiction which, if applied, would result in the application of any laws other than the internal laws of the State of New York.

                 Section 11.12.  No Third-Party Beneficiaries.  Except for
Article IX, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties hereto and successors and assigns permitted by Section 11.6 any right, remedy or claim under or by reason of this Agreement.

                 Section 11.13. The Trust; Starwood General Partners. Each of the parties hereto acknowledge and agree that (a) the name "Hotel Investors Trust" is a designation of HIT and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated as of June 6, 1988, and all persons dealing with HIT shall look solely to the HIT's assets for the enforcement of any claims against HIT, and the Trustees, officers, agents and security holders of HIT assume no personal liability for obligations entered into on behalf of HIT, and their respective individual assets shall not be subject to the claims of any person relating to such obligations and (b) all persons dealing with any Starwood Party shall look solely to the assets of such Starwood Party for the enforcement of any claims against such Starwood Party and the general partner of such Starwood Party, and the officers, agents and security holders of such general partner assume no personal liability for obligations entered into on behalf of such Starwood Party, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

                 Section 11.14. Designation of Starwood as Representative. Each of the Starwood Partners irrevocably designates Starwood as its representative, attorney-in-fact and agent authorized to act on behalf of such Starwood Partner in connection with all matters arising pursuant to this Agreement, including, without limitation, all amendments, modifications and supplements to this Agreement and all waivers, consents and approvals pursuant to this Agreement. HIT, HIC, the Realty Partnership, the Operating Partnership and their respective affiliates and representatives shall be entitled to rely on any act of Starwood as such attorney- in-fact and agent as being the duly authorized and binding act of each Starwood Partner.

                 Section 11.15. Several Nature of Representations and Agreements. Notwithstanding anything to the contrary in this Agreement, the representations, warranties, covenants and agreements of each party to this Agreement shall be several and not joint and no party shall have any responsibility or liability for any breach of this Agreement by any other party hereto.

                 Section 11.16. Determinations and Interpretations by HIT and HIC. All determinations of the Trust (or the Board of Trustees of the Trust) and the Corporation (or the Board of Directors of the Corporation) provided for in or pursuant to this Agreement shall be made by their respective Disinterested Members. All interpretations of the terms of this Agreement shall be resolved on behalf of the Trust and the Corporation by their respective Disinterested Members.

                 Section 11.17. Submission to Jurisdiction. Each of the parties hereto irrevocably submits and consents to the jurisdiction of the United States District Court for the Southern District of New York and United States District Court for the Central District of California in connection with any action or proceeding arising out of or relating to this Agreement or any Transaction Document and the transactions contemplated hereby and thereby, and irrevocably waives any immunity from jurisdiction thereof and any claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action or proceeding.

                 Section 11.18. Approvals and Consents. Unless otherwise expressly set forth herein, any agreement, approval or consent required a party hereto shall not be unreasonably withheld or delayed.

                 Section 11.19. HIT and HIC Contributions. Notwithstanding anything to the contrary contained in this Agreement or in any Transaction Agreement, in the event that either HIT or HIC does not receive a consent described in Section 8.6, then at the option of HIT or HIC, as the case may be, HIT or HIC, as the case may be, shall hold the related asset in trust for the use and benefit of the Realty Partnership or the Operating Partnership, as the case may be (the "Transferee"), and shall retain the related liability for the account and at the expense of the Transferee and take such other reasonable action in order to place the Transferee, insofar as reasonably possible, in the same position as would have existed had such asset been transferred and such liability been assumed by the Transferee (with such assets and liability to be transferred to and assumed by the Transferee upon receipt of the related consent). Failure to obtain such consent shall not be a condition to the obligation of any party hereto to consummate the transactions contemplated hereby.

                 Section 11.20. Execution. In the event that this Agreement is not executed prior to the Closing Date by either or both of Starwood Apollo Hotel Partners VIII, L.P. or Starwood Apollo Hotel Partners IX (a "Nonexecuting Person"), then, notwithstanding anything to the contrary contained in this

Agreement, this Agreement shall continue in effect and shall be binding upon all other parties hereto which execute this Agreement, it being understood that in such event the Partnership Interests of the partners in the Partnerships shall be adjusted in accordance with Section 5.11 to reflect the contributions not being made by the Nonexecuting Person or Persons.

                 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto or by their duly authorized officers, all as of the date first above written.


                                  HOTEL INVESTORS TRUST
                                   a Maryland real estate investment trust



                                  By:________________________________
                                     Name:
                                     Title:




                                  HOTEL INVESTORS CORPORATION
                                   a Maryland corporation



                                  By:________________________________
                                     Name:
                                     Title:




                                  STARWOOD CAPITAL GROUP, L.P.,

                                  By: BSS CAPITAL PARTNERS, L.P,
                                       general partner

                                      By:  STERNLICHT HOLDINGS II, INC.,
                                            general partner



                                           By:__________________________
                                              Name:
                                              Title:

                                  STARWOOD PARTNERS:

                                  BERL HOLDINGS L.P.

                                  By: BERL HOLDINGS I, INC.,
                                        general partner



                                      By:___________________________
                                         Name:
                                         Title:



                                  STARWOOD APOLLO HOTEL PARTNERS VIII, L.P.

                                  By: SAHI, INC.,
                                        general partner



                                      By:___________________________
                                         Name:
                                         Title:



                                  By: AP-GP MIDSTAR HOTELS VII, INC.,
                                       general partner



                                      By:___________________________
                                         Name:
                                         Title:

                                  STARWOOD APOLLO HOTEL PARTNERS IX, L.P.

                                  By: SAHI, INC.,
                                        general partner



                                      By:___________________________
                                         Name:
                                         Title:




                                  By: AP-GP MIDSTAR HOTELS IX, INC.,
                                       general partner



                                      By:___________________________
                                         Name:
                                         Title:



                                  STARWOOD NOMURA HOTEL INVESTORS, L.P.

                                  By: SNHI, INC.,
                                        general partner



                                      By:___________________________
                                         Name:
                                         Title:

                                  STARWOOD/WICHITA INVESTORS, L.P.

                                  By:  STARWOOD OPPORTUNITY FUND, II, L.P.,
                                         general partner

                                       By:  STARWOOD CAPITAL GROUP, L.P.,
                                              general partner

                                            By:  BSS CAPITAL PARTNERS, L.P.,
                                                   general partner

                                                 By:  STERNLICHT HOLDINGS II,
                                                       INC., general partner



                                                      By:______________________
                                                         Name:
                                                         Title:




                                  STARWOOD-HUNTINGTON PARTNERS, L.P.

                                  By:  SRL HOLDING, INC.,
                                         general partner



                                           By:___________________________
                                              Name:
                                              Title:


                                  WOODSTAR PARTNERS I, L.P.

                                  By:  STARWOOD CAPITAL GROUP, L.P.,
                                           general partner

                                         By:  BSS CAPITAL PARTNERS, L.P.,
                                                general partner

                                              By:  STERNLICHT HOLDINGS II, INC.,
                                                     general partner


                                                   By:______________________
                                                      Name:
                                                      Title:

                                   SCHEDULE A

                                       TO

                              FORMATION AGREEMENT



                   Starwood Realty Properties and Liabilities

                 The Starwood Partners will contribute to the Realty Partnership the following assets (together with associated liabilities):


            -    $4,200,000 in cash

            - a mixed-use property located in Lexington, Kentucky and including a 155-suite hotel known as the French Quarters Suites (all of which will be leased by the Realty Partnership to the Operating Partnership after the Reorganization and will be managed by the Operating Partnership after the Reorganization), as well as an approximate 12,000 rentable square foot office building and approximately 38,000 gross leasable square feet of retail space, subject to the assumption by the Realty Partnership of related indebtedness in the aggregate principal amount of $1,517,000, which indebtedness is also secured by mortgages on the Albany Holiday Inn and the Capitol Hill Suites, referred to below, and is cross defaulted and cross collateralized with the $6,800,000 mortgage indebtedness secured by the Doubletree Club Rancho Bernardo, referred to below.

            - a 152-suite property located in Washington, D.C., known as the Capitol Hill Suites (which will be leased by the Realty Partnership to the Operating Partnership after the Reorganization and will be managed by the Operating Partnership after the Reorganization).

            - a 151-room hotel located in Albany, Georgia, known as the Albany Holiday Inn purchased by Starwood as described in
                 Section 11.2(c) of the Formation Agreement (which hotel will be leased by the Realty Partnership to the Operating Partnership after the Reorganization and will be managed by the Operating Partnership after the Reorganization).

            - a 209-room hotel located in Rancho Bernardo, California, known as the Doubletree Club Rancho Bernardo (which will be leased by the Realty Partnership to the Operating Partnership after the

                 Reorganization and will be managed by the Operating Partnership), subject to the assumption by the Realty Partnership of related indebtedness in the aggregate principal amount of $6,800,000, which indebtedness is cross defaulted and cross collateralized with the 1,517,000 mortgage indebtedness secured by the French Quarters Suites (and related mixed-use property), the Capitol Hill Suites and the Albany Holiday Inn, all referenced above.

            - a 259-room hotel located in Wichita, Kansas, known as the Harvey Wichita Inn, subject to the assumption by the Realty Partnership of related indebtedness in the aggregate principal amount of $2,250,000. The Starwood Partner contributing the hotel will guarantee the cash flow therefrom pursuant to
                 Section 6.7 of the Formation Agreement.

            - first mortgage notes in the aggregate principal amount of [$55,000,000] at June 30, 1994 (subject to the assumption by the Realty Partnership of related indebtedness in the aggregate principal amount of [$30,700,000]), which are secured by (i) a 506-room hotel in Dallas, Texas known as the Harvey DFW Airport Hotel, (ii) a 429-room hotel in Addison, Texas known as the Harvey Addison Hotel and (iii) a 295-room hotel in Dallas, Texas known as the Harvey Bristol Suites. These notes are guaranteed personally by an individual.

            - a first mortgage note in the aggregate principal amount of [$12,500,000] at June 30, 1994, which is secured by a 151-room hotel in Secaucus, New Jersey known as the Ramada Suites.

            - first mortgage notes in the aggregate principal amount of [$11,500,000] at June 30, 1994, which are secured by a 203-room hotel in Atlantic City, New Jersey, known as the Atlantic City Inn, as well as by an adjacent parking lot and certain additional collateral, subject to the assumption by the Realty Partnership of related indebtedness in the aggregate principal amount of [$9,000,000], which indebtedness is also secured by the Ramada Suites first mortgage note and the Atlantic City Inn (and related collateral) first mortgage note, all referenced above.

                 The contributions of the hotel properties by the Starwood Partners to the Realty Partnership will not include certain operating assets or furnishings, inventory or equipment, all of which will be contributed by the Starwood Partners to the Operating Partnership.

                                   SCHEDULE B

                                       TO

                              FORMATION AGREEMENT



                 Starwood Operating Properties and Liabilities

                 The Starwood Partners will contribute to the Realty Partnership the following assets (together with associated liabilities):
$800,000 of cash, certain leases and operating assets (including furnishings, inventory and equipment) of the French Quarters, Capitol Hill Suites, Albany Holiday Inn and Doubletree Rancho Bernardo hotels contributed by the Starwood Partners to the Realty Partnership. Those leases will be similar to the current leases from the Trust to the Corporation.